                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 9, 1996
                          ----------------------------
                        (Date of earliest event reported)





                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of Registrant as specified in its charter)



        Maryland                 33-69482                   52-1494660
(State of incorporation)  (Commission File Number)         (IRS Employer
                                                       Identification Number)



               2000 W. 41st Street, Baltimore, Maryland 21211-1420
               ---------------------------------------------------
               (Address of principal executive offices)(Zip code)




       Registrant's telephone number, including area code: (410) 467-5005
                                                           ---------------

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

         The Financial statements required by this item are submitted in a separate section of this report.





SUPERIOR COMMUNICATIONS GROUP, INC.
         Independent Auditors Report
         Consolidated Balance Sheets as of December 31, 1995 and
                  December 31, 1994
         Consolidated Statements of Operations for the Years Ended
                  December 31, 1995 and December 31, 1994
         Consolidated Statements of Stockholder's Equity for the Years
                  Ended December 31, 1995 and December 31, 1994 Consolidated Statements of Cash Flows for the Years Ended
                  December 31, 1995 and December 31, 1994
         Notes to Consolidated Financial Statements

(b)      Pro Forma Financial Information

         The pro forma financial information required by this item is submitted in the pages to follow.

(c)      Exhibits

         Asset Purchase Agreement dated April 10, 1996 is by and between KRRT, Inc. and Sinclair Broadcast Group, Inc.


Item 5.  Other Matters

(a)      Financial Statements of Probable Business Acquisitions

         The Financial statements required by this item are submitted in a separate section of this report.

PARAMOUNT STATIONS GROUP OF KERVILLE, INC.
         Report of Independent Public Accountants
         Consolidated Balance sheets as of August 3, 1995 and
                  December 31, 1994
         Consolidated  Statements  of  Operations for the period from January 1,
                  1995 through August 3, 1995 and the Year Ended December 31,
                  1994
         Consolidated  Statements  of  Stockholders'  Equity for the Period from
                  January  1, 1995  through  August  3, 1995 and the
                  Year Ended December 31, 1994
         Consolidated  Statements  of Cash Flows for the Period from  January 1,
                  1995  through  August 3, 1995 and the Year Ended  December 31,
                  1994
         Notes to Consolidated Financial Statements

KRRT, Inc.
         Report of Independent Public Accountants
         Balance Sheet as of December 31, 1995
         Statement of Operations for the Period from July, 25 1995
                  through December 31, 1995
         Statements of Changes in  Stockholders' Equity for the Period from July
                  25, 1995 through December 31, 1995
         Statements of Cash  Flows  for the  Period  from  July 25, 1995 through
                  December 31, 1995
         Notes to Financial Statements

KANSAS CITY TV 62 LIMITED PARTNERSHIP
         Report of Independent Accountants
         Balance Sheets as of December 31, 1995 and December 31, 1994 Statements of Operations for the Years Ended December 31, 1995 and December 31, 1994
         Statements of Cash Flows for the Years Ended December 31, 1995
                  and December 31, 1994
         Statements of Changes is Partners' Capital for the Years Ended December
                  31, 1995 and December 31, 1994
         Notes to Financial Statements

CINCINNATI TV 64 LIMITED PARTNERSHIP
         Report of Independent Accountants
         Balance Sheets as of December 31, 1995 and December 31, 1994 Statements of Operations for the Years Ended December 31, 1995 and December 31, 1994
         Statements of Changes in Partners' Capital for the Years Ended December
                  31, 1995 and December 31, 1994
         Statements of Cash Flows for the Years Ended December 31, 1995
                  and December 31, 1994
         Notes to Financial Statements

RIVER CITY BROADCASTING L.P.
         Independent Auditors' Report
         Consolidated Balance Sheets as of December 31, 1994 and
                  December 31, 1995
         Consolidated Statements of Operations for the Years Ended
                  December 31, 1993, 1994 and 1995
         Consolidated  Statements of Partners'  Capital  (Deficit) for the Years
                  Ended December 31, 1993, 1994 and 1995
         Consolidated Statements of Cash Flows for the Years Ended
                  December 31, 1993, 1994 and 1995
         Notes to Consolidated Financial Statements
         Supplementary Information-Consolidating Balance Sheet as of
                  December 31, 1995
         Supplementary Information-Consolidating Schedule of Operations for the Year Ended December 31, 1995

(b)      Pro Forma Financial Information

         The pro forma information required by this item is submitted in the pages to follow.

(c)      PRO FORMA CONSOLIDATED FINANCIAL DATA

         The Pro Forma Consolidated Financial Data includes the unaudited pro forma consolidated balance sheet of the Company as of December 31, 1995 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 (the "Pro Forma Consolidated Statement of Operations").

         The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to (I) the consummation of the acquisition of the assets and liabilities of Superior Communications Group, Inc. ("Superior"), and the probable acquisitions of (II) KRRT, Inc., Kansas City TV 62 Limited Partnership ("KSMO"), Cincinnati TV 64 Limited Partnership ("WSTR") and River City Broadcasting L.P. ("RCB") and (III) cash on hand and borrowings under the existing Bank Credit Agreement and New Credit Facilities in amounts sufficient to complete the transactions described in (I) and (II) above.

         The unaudited Pro Forma Consolidated Statement of Operations is adjusted to give effect to (I) the consummation of the acquisition of Superior,
(II) the probable acquisitions of KRRT, Inc., KSMO, WSTR and RCB and (III) cash on hand and borrowings under the existing Bank Credit Agreement and New Credit Facilities in amounts sufficient to complete the transactions described in (I) and (II) above. The WSYX-TV information in the Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations reflects the modification of the current acquisition documents eliminating Sinclair Broadcast Group, Inc's. ("SBG") option to acquire the assets of WSYX-TV. This resulted from the Department of Justice ("DOJ") expressing preliminary concerns about SBG's operation of two television stations in Columbus, Ohio. In order to maintain the original schedule for the rest of the transaction, SBG and RCB have entered into an agreement with the DOJ that will result in a modification of the terms of the previously mentioned probable transaction.

         The pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's
Consolidated  Financial  Statements  and related  notes  thereto,  the Financial
Statements and related notes of Superior, KRRT, Inc., KSMO, WSTR and RCB. The unaudited Pro Forma Consolidated Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                   Superior
                                                        Consolidated   Flint     Commmunications  Pro Forma        Pro Forma
                                                         Historical  TV, Inc.(a)  Group, Inc.(b)  Adjustments     Consummated

                                                        --------------------------------------------------------------------
                          ASSETS
CURRENT ASSETS:
        Cash, including cash equivalents................  $112,450   $     -         $     -       $(37,550)(c)    $ 74,900
        Accounts receivable, net of allowance for
                doubtful accounts.......................    50,022                     2,801                         52,823
        Current portion of program contract costs.......    18,036       378           2,028                         20,442
        Deferred barter costs...........................     1,268                                                    1,268
        Prepaid expenses and other current assets.......     1,972                       106                          2,078
        Deferred tax asset..............................     4,565                                                    4,565
                                                        --------------------------------------------------------------------
                        Total current assets............   188,313       378           4,935        (37,550)        156,076
PROPERTY AND EQUIPMENT, net.............................    42,797     2,276           9,993                         55,066
PROGRAM CONTRACT COSTS, less current portion............    19,277       744           3,131                         23,152
LOANS TO OFFICERS AND AFFILIATES, net...................    11,900                                                   11,900
NON-COMPETE AND CONSULTING AGREEMENTS, net..............    30,379                                                   30,379
DEFERRED TAX ASSET......................................    16,462                                                   16,462
OTHER ASSETS............................................    27,355                                   (1,000)(c)      26,355
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net............   268,789    33,905          57,522                        360,216
                                                        --------------------------------------------------------------------
                        Total assets....................  $605,272   $37,303         $75,581       $(38,550)       $679,606
                                                        =====================================================================

               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
        Accounts payable................................  $  2,187   $      -        $   366       $      -        $  2,553
        Income taxes payable............................     3,944                                                    3,944
        Accrued Liabilities.............................    20,720                       362                         21,082
        Current portion of long-term liabilities-
                Notes payable and commercial bank
                     financing..........................     1,133                                                    1,133
                Capital leases payable..................       524                                                      524
                Notes and capital leases payable to
                     affiliates.........................     1,867                                                    1,867
                Program contracts payable...............    26,395       848           1,825                         29,068
        Deferred barter revenues........................     1,752                                                    1,752
                                                        --------------------------------------------------------------------
                        Total current liabilities.......    58,522       848           2,553              -          61,923
LONG-TERM LIABILITIES
        Notes payable and commercial bank financing.....   400,644                                   59,850 (c)     460,494
        Capital leases payable..........................        44                                                       44
        Notes and capital leases payable to affiliates..    13,959                                                   13,959
        Program contracts payable.......................    30,942     1,055           2,783                         34,780
        Deferred tax liability..........................         -                     3,736                          3,736
        Other long-term liabilites......................     2,442                     3,509                          5,951
                                                        --------------------------------------------------------------------
                        Total liabilities...............   506,553     1,903          12,581         59,850         580,887
                                                        --------------------------------------------------------------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY............     2,345         -               -              -           2,345
                                                        --------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES...........................
STOCKHOLDERS' EQUITY....................................
        Preferred stock, $.01 par value, 5,000,000 shares
                authorized and -0- outstanding..........         -                                                        -
        Class A Common stock, $.01 par value, 35,000,000
                shares authorized and -0- and 5,750,000
                shares issued and outstanding,
                respectively............................        58                                                       58
        Class B Common stock, $.01 par value, 35,000,000
                shares authorized and 29,000,000 shares
                issued and outstanding..................       290                                                      290
        Additional paid-in-capital......................   116,089                                                  116,089
        Accumulated deficit.............................   (20,063)                                                 (20,063)
                                                        --------------------------------------------------------------------
                        Total stockholders' equity......    96,374         -                -            -           96,374
                                                        --------------------------------------------------------------------
                        Total Liabilities and Stock-
                              holders' Equity...........  $605,272   $ 1,903          $12,581     $ 59,850         $679,606
                                                        =====================================================================

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

(a)   The Flint TV,  Inc.  (WSMH)  column  reflects  the assets and  liabilities
      acquired  in  connection  with  the  purchase  of  WSMH.   Total  acquired
      intangibles are calculated as follows:


                                                                 WSMH
                                                                 ----

      Purchase price........................................  $ 35,400
         Add:   Liabilities acquired -
                Current portion of program contract costs...       848
                Long-term portion of program contract costs.     1,055
         Less:  Assets acquired -
                Current portion of program contracts........      (378)
                Property and equipment......................    (2,276)
                Non-current portion of program contracts....      (744)
                                                                  ----

                Acquired intangibles........................  $ 33,905
                                                              ========


(b) The Superior Communications Group, Inc. (Superior) column reflects the assets and liabilities acquired in connection with the purchase of the outstanding stock of Superior. Total acquired intangibles are calculated as follows:



                                                              Superior
                                                              --------

      Purchase price........................................  $63,000
           Add:  Liabilities acquired -
                 Accounts payable............................     366
                 Accrued expenses............................     362
                 Current portion of program contract costs...   1,825
                 Long-term portion of program contract costs.   2,783
                 Deferred tax liability......................   3,736
                 Other long-term liabilities.................   3,509
           Less: Assets acquired -
                 Accounts receivable.........................  (2,801)
                 Current portion of program contracts........  (2,028)
                 Prepaid expenses and other current assets...    (106)
                 Property and equipment......................  (9,993)
                 Non-current portion of program contracts....  (3,131)
                                                              ------

                 Acquired intangibles........................ $57,522
                                                             ========


(c) In July 1995, the Company exercised its option to purchase WSMH in Flint, Michigan for an option exercise price of $1 million. In February 1996, the Company consummated the acquisition for a purchase price of $35.4 million at which time the balance due of $34.4 million was paid from the Company's existing cash balance.

      In March 1996, the Company entered into an agreement to acquire the outstanding stock of Superior and made a cash payment of $3.2 million to be applied against cash proceeds to the stockholders of Superior upon closing. The Company funded the remaining cash proceeds to the seller of $59.8 million by utilizing available indebtedness under Facility B of the Bank Credit Agreement.


  The pro forma cash adjustment is calculated as follows:

      Cash paid for WSMH acquisition........................ $34,400
      Cash paid for Superior acquisition....................   3,150
                                                               -----

      Total cash paid....................................... $37,550
                                                             =======

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                         Superior
                                                       Consolidated      Flint        Commmunications      Pro Forma     Pro Forma
                                                        Historical     TV, Inc.(a)     Group, Inc.(b)     Adjustments   Consummated
                                                       --------------------------------------------------------------   -----------
REVENUES:
        Station broadcast revenues, net of agency
          commissions................................  $  187,934     $ 7,217        $  13,400             $            $   208,551
        Revenues realized from station barter
          arrangements...............................      18,200                                                            18,200
                                                       -----------------------------------------------------------------------------
                     Total revenues..................     206,134       7,217           13,400                     -        226,751
                                                       -----------------------------------------------------------------------------
OPERATING EXPENSES:
        Program and production.......................      22,563         511            1,461                               24,535
        Selling, general and administrative..........      41,763       2,114            4,188                               48,065
        Expenses realized from station barter
                arrangements.........................      16,120                                                            16,120
        Amortization of program contract costs
                and net realizable value
                adjustments..........................      29,021         897            4,899                               34,817
        Depreciation and amortization of property
                and equipment........................       5,400          20            1,660                 (217)(c)       6,863
        Amortization of acquired intangible broad-
                casting assets, non-compete and
                consulting agreements and other
                assets...............................      45,989          12             1,066               7,819 (d)      54,886
                                                       -----------------------------------------------------------------------------
                     Total operating expenses........     160,856       3,554            13,274               7,602         185,286
                                                       -----------------------------------------------------------------------------
                     Broadcast operating income
                        (loss).......................      45,278       3,663               126              (7,602)         41,465
                                                       -----------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
        Interest and amortization of debt
          discount expense...........................     (39,253)                                                          (39,253)
        Interest (expense)...........................           -           -            (1,579)             (5,372)(e)      (6,951)
        Interest income..............................       3,942          81                                  (796)(f)       3,227
        Other income (expense).......................         221          41              (188)                                 74
                                                       -----------------------------------------------------------------------------
                     Income (loss) before (provision)
                       benefit for income taxes and
                       extraordinary items...........      10,188       3,785            (1,641)            (13,770)         (1,438)

(PROVISION) BENEFIT FOR INCOME TAXES.................      (5,200)     (1,514)              461               6,610 (g)         357
                                                       -----------------------------------------------------------------------------
                     Net income (loss) before
                       extraordinary items...........       4,988       2,271            (1,180)             (7,160)         (1,081)

EXTRAORDINARY ITEM:
        Loss on early extinguishment of debt,
               net of related income tax benefit.....      (4,912)                                                           (4,912)
                                                       -----------------------------------------------------------------------------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS...  $       76     $ 2,271         $  (1,180)          $  (7,160)    $    (5,993)
                                                       =============================================================================

EARNINGS PER COMMON SHARE
                     Net income before extraordinary
                       items........................   $     0.15                                                       $     (0.03)
                     Extraordinary items............   $    (0.15)                                                      $     (0.15)
                                                       -----------------------------------------------------------------------------
Net loss per common share...........................   $        -                                                       $     (0.19)
                                                       =============================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)..       32,198                                                            32,198
                                                       =============================================================================


            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in thousands)

(a) The Flint Inc. column reflects the results of operations for WSMH for the year ended 12/31/95 as the purchase transaction was consummated in February 1996.



(b) The Superior Communications Group, Inc. column reflects the results of operations for Superior for the year ended 12/31/95 as the purchase transaction was consummated in May 1996.




(c) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by WSMH and Superior. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:

                                                  WSMH    Superior     Total
                                                  ----    --------     -----

  Depreciation expense on acquired assets..... $   191    $ 1,272     $1,463
  Less: Depreciation expense recorded by WSMH
     and Superior............................      (20)    (1,660)    (1,680)
                                                   ---     ------     ------

  Pro forma adjustment........................ $   171    $  (388)    $ (217)
                                               =======    =======     ======

(d) To record amortization expense related to acquired intangible assets and eliminate amortization expense recorded by WSMH and Superior. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:

                                                   WSMH     Superior   Total
                                                   ----     --------   -----

  Amortization relating to acquired intangible
     assets...................................    $1,002    $ 7,895   $8,897

  Less: Intangible amortization recorded by
     WSMH and Superior........................       (12)    (1,066)  (1,078)
                                                     ---     ------   ------

  Pro forma adjustment........................    $  990    $ 6,829   $7,819
                                                  ======    =======   ======


(e) To record interest expense on acquisition financing relating to WSMH and Superior of $34,400 (in Credit Facility with commercial bank at 8.4% for 8 months) and $59,850 (8.4% for 12 months), respectively and eliminate interest expense recorded.

                                                    WSMH    Superior    Total
                                                    ----    --------    -----

  Interest expense adjustment as noted above..     $1,924   $ 5,027     $6,951

  Less: Interest expense recorded by WSMH and
     Superior................................           -    (1,579)    (1,579)
                                                    ------    ------     ------

  Pro forma adjustment........................     $1,924    $ 3,448    $5,372
                                                   ======    =======    ======


(f) To eliminate interest income on public debt proceeds relating to WSMH and Superior of $34,400 and $3,150 (with commercial bank at 5.7% for 4 months), respectively and eliminate interest income recorded.


                                                   WSMH    Superior     Total
                                                   ----    --------     -----

  Interest income adjustment as noted above...    $ (655)   $  (60)   $  (715)

  Less: Interest income recorded by WSMH and
     Superior.................................       (81)        -        (81)
                                                     ---        ---       ---

  Pro forma adjustment........................    $  (736   $  (60)   $  (796)
                                                  =======   ======    =======

(g)   To record tax benefit of pro forma adjustments.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                           KRRT Inc. (a)
                                                                      -------------------------
                                                                        Paramount
                                                       Pro Forma      Stations Group    KRRT
                                                      Consummated    of Kerville, Inc.  Inc.            KSMO(b)     WSTR(c)
                                                      ----------------------------------------------------------------------
                    ASSETS
CURRENT ASSETS:

   Cash, including cash equivalents................    $ 74,900          $            $              $      590     $   641
   Accounts receivable, net of allowance
         for doubtful accounts.....................      52,823                                           3,953       3,091
   Current portion of program contract costs ......      20,442                          1,452            3,380       4,461
   Deferred barter costs...........................       1,268
   Prepaid expenses and other current assets.......       2,078                                              21          15
   Deferred tax asset..............................       4,565
                                                      ----------------------------------------------------------------------
                 Total current assets..............     156,076                 -        1,452            7,944       8,208
PROPERTY AND EQUIPMENT, net........................      55,066                          3,068            3,286       8,357
PROGRAM CONTRACT COSTS, less current portion.......      23,152                            869            3,754       4,339
LOANS TO OFFICERS AND AFFILIATES, net..............      11,900
NON-COMPETE AND CONSULTING AGREEMENTS, net.........      30,379
DEFERRED TAX ASSET.................................      16,462
OTHER ASSETS.......................................      26,355
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.......     360,216                         26,532           10,014       8,807
                                                       ---------------------------------------------------------------------
                 Total assets......................    $679,606          $            $ 31,921       $   24,998     $29,711
                                                       =====================================================================

                                                      River City                       Pro Forma          Pro Forma
                                                   Broadcasting L.P.(d)    WSYX(e)    Adjustments    Consummated/Probable
                                                   ---------------------------------------------     ----------------------
                  ASSETS
CURRENT ASSETS:
   Cash, including cash equivalents................    $                 $            $ (72,882)(f)  $       3,249
   Accounts receivable, net of allowance
         for doubtful accounts.....................       10,000                                            69,867
   Current portion of program contract costs ......       23,276           (1,432)                          51,579
   Deferred barter costs...........................                                                          1,268
   Prepaid expenses and other current assets.......                                                          2,114
   Deferred tax asset..............................                                                          4,565
                                                       -----------------------------------------     --------------------
                 Total current assets..............       33,276           (1,432)      (72,882)           132,642
PROPERTY AND EQUIPMENT, net........................      134,879          (18,200)                         186,456
PROGRAM CONTRACT COSTS, less current portion.......       19,650             (917)                          50,847
LOANS TO OFFICERS AND AFFILIATES, net..............                                                         11,900
NON-COMPETE AND CONSULTING AGREEMENTS, net.........                                                         30,379
DEFERRED TAX ASSET.................................                                                         16,462
OTHER ASSETS.......................................                                      14,725 (g)         41,080
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.......      795,695                                         1,201,264
                                                       -----------------------------------------     --------------------
                 Total assets......................    $ 983,500         $(20,549)    $ (58,157)     $   1,671,030
                                                       =========================================     ====================



                                                                          KRRT Inc. (a)
                                                                    -------------------------
                                                                       Paramount
                                                       Pro Forma     Stations Group    KRRT
                                                      Consummated   of Kerville, Inc.   Inc.            KSMO(b)     WSTR(c)
                                                     ----------------------------------------------------------------------
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts Payable................................    $  2,553          $            $              $    1,578     $ 1,127
   Income Taxes Payable............................       3,944
   Accrued Liabilities.............................      21,082
   Current portion of long-term liabilities-
         Notes payable and commercial bank
                financing...........................      1,133
         Capital leases payable.....................        524
         Notes and capital leases payable to
                affiliates..........................      1,867
         Program contracts payable..................     29,068                          1,452            4,020       5,221
   Deferred barter revenues.........................      1,752
                                                       ---------------------------------------------------------------------
                 Total current liabilities..........     61,923                 -        1,452            5,598       6,348
LONG-TERM LIABILITIES
   Notes payable and commercial bank financing.....     460,494
   Capital leases payable...........................         44
   Notes and capital leases payable to affiliates...     13,959
   Program contracts payable........................     34,780                            869            3,107       4,262
   Deferred Tax Liability...........................      3,736
   Other long-term liabilites.......................      5,951                                           8,737
                                                       ---------------------------------------------------------------------
                 Total liabilities..................    580,887                 -        2,321           17,442      10,610
                                                       ---------------------------------------------------------------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY              2,345                 -            -                            -
                                                       ---------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES.......................
STOCKHOLDERS' EQUITY................................
   Preferred stock, $.01 par value, 5,000,000 shares
         authorized and -0- outstanding.............          -
   Class A Common stock, $.01 par value, 35,000,000
         shares authorized and -0- and 5,750,000
         shares issued and outstanding, respectively         58
   Class B Common stock, $.01 par value, 35,000,000
         shares authorized and 29,000,000 shares
         issued and outstanding.....................        290
   Additional paid-in-capital.......................    116,089
   Accumulated deficit..............................    (20,063)
                                                       -----------------------------------------------------------------------
                 Total stockholders' equity.........     96,374                 -            -                -           -
                                                       -----------------------------------------------------------------------
                 Total Liabilities and Stockholders'
                          Equity.................... $  679,606          $      -     $  2,321       $   17,442     $10,610
                                                       =======================================================================



                                                       River City                     Pro Forma            Pro Forma
                                                   Broadcasting L.P.(d)  WSYX(e)      Adjustment      Consummated/Probable
                                                      ------------------------------------------     ----------------------

       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts Payable................................    $                 $            $              $    5,258
   Income Taxes Payable............................                                                       3,944
   Accrued Liabilities.............................                                                      21,082
   Current portion of long-term liabilities
         Notes payable and commercial bank
                financing...........................                                                      1,133
         Capital leases payable.....................                                                        524
         Notes and capital leases payable to
                affiliates..........................                                                      1,867
         Program contracts payable..................    21,585             (1,727)                       59,619
   Deferred barter revenues.........................                                                      1,752
                                                       -----------------------------------------     ----------------------
                 Total current liabilities..........    21,585             (1,727)           -           95,179
LONG-TERM LIABILITIES
   Notes payable and commercial bank financing......                                   799,787 (h)    1,260,281
   Capital leases payable...........................                                                         44
   Notes and capital leases payable to affiliates...                                                     13,959
   Program contracts payable........................    27,580             (1,174)                       69,424
   Deferred Tax Liability...........................                                                      3,736
   Other long-term liabilites.......................                                                     14,688
                                                       -----------------------------------------     ----------------------
                 Total liabilities..................    49,165             (2,901)     799,787        1,457,311
                                                       -----------------------------------------     ----------------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY........         -                  -            -            2,345
                                                       -----------------------------------------     ----------------------
COMMITMENTS AND CONTINGENCIES.......................
STOCKHOLDERS' EQUITY................................
   Preferred stock, $.01 par value, 5,000,000 shares
         authorized and -0- outstanding.............
   Class A Common stock, $.01 par value, 35,000,000
         shares authorized and -0- and 5,750,000
         shares issued and outstanding, respectively                                        42 (i)          100
   Class B Common stock, $.01 par value, 35,000,000                                                           -
         shares authorized and 29,000,000 shares                                                              -
         issued and outstanding.....................                                                        290
   Additional paid-in-capital.......................                                   114,958 (j)      231,047
   Accumulated deficit..............................                                                    (20,063)
                                                       -----------------------------------------     -----------------------
                 Total stockholders' equity.........         -                  -      115,000          211,374
                                                       -----------------------------------------     -----------------------
                 Total Liabilities and Stockholders'
                          Equity.................... $  49,165           $ (2,901)    $914,787       $1,671,030
                                                     ===========================================     =======================


                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

(a) The KRRT Inc. (KRRT) column reflects the assets and liabilities acquired in connection with the purchase of KRRT. Total acquired intangibles are calculated as follows:




          Purchase price ............................................ $29,600
                  Add:    Liabilities acquired -
                          Current portion of program contracts.......   1,452
                          Long - term portion of program contracts...     869
                  Less:   Assets acquired
                          Current portion of program contracts ......  (1,452)
                          Non-current portion of program contracts ..    (869)
                          Property and equipment ....................  (3,068)
                                                                       ------
                          Acquired intangibles ...................... $26,532
                                                                      =======

      The KSMO and WSTR columns reflect the assets and liabilities acquired in connection with the purchase of KSMO and WSTR. Total acquired intangibles are calculated as follows:



(b)   KSMO:
          Purchase price ............................................ $  7,556
                  Add:    Liabilities acquired -
                          Accounts Payable...........................    1,578
                          Current portion of program contracts.......    4,020
                          Long - term portion of program contracts...    3,107
                          Subordinated debt .........................    8,737
                  Less:   Assets acquired
                          Current portion of program contracts ......   (3,380)
                          Non-current portion of program contracts ..   (3,286)
                          Cash.......................................     (590)
                          Accounts Receivable........................   (3,953)
                          Prepaid expenses...........................      (21)
                          Property and equipment ....................   (3,754)
                                                                        ------
                          Acquired intangibles ...................... $ 10,014
                                                                      ========

(c)   WSTR:
          Purchase price ............................................  $19,101
                  Add:    Liabilities acquired -
                          Accounts Payable...........................    1,127
                          Current portion of program contracts.......    5,221
                          Long - term ...............................    4,262
                  Less:   Assets acquired
                          Current portion of program contracts ......   (4,461)
                          Non-current portion of program contracts ..   (4,339)
                          Cash.......................................     (641)
                          Accounts Receivable........................   (3,091)
                          Prepaid expenses...........................      (15)
                          Property and equipment ....................   (8,357)
                                                                        ------
                          Acquired intangibles ...................... $  8,807
                                                                      ========

(d) The River City Broadcasting L.P. (RCB) column reflects the assets and liabilities acquired in connection with the purchase RCB. Total acquired intangibles are calculated as follows:



          Purchase price ............................................ $916,687
                  Add:    Liabilities acquired -
                          Current portion of program contracts.......   19,858
                          Long - term portion of program contracts...   26,406
                  Less:   Assets acquired-
                          Accounts receivable........................  (10,000)
                          Current portion of program contracts ......  (21,844)
                          Non-current portion of program contracts ..  (18,733)
                          Property and equipment .................... (116,679)
                                                                      --------
                          Acquired intangibles ...................... $795,695
                                                                      ========

(e)   To  reflect  the  modification  of  the  current   acquisition  documents
      eliminating the Company's option to acquire WSYX-TV.



(f) To reflect the pay-off by the Company of KSMO and WSTR's debt of $12,882 which was purchased by Chase Bank, and to reflect the cash payment of $60.0 million made in conjunction with the purchase agreement between the Company and River City Broadcasting L.P. which will be applied against the cash proceeds upon closing.


(g) To record debt acquisition costs incurred in conjunction with the Senior Secured Credit Facilities of $28.5 million, and removal of the $9.0 million purchase option to acquire KSMO & WSTR and the $4,775 note receivable from WSTR.


(h) In April 1996, the Company entered into separate agreements to acquire the assets of River City Broadcasting L.P. and KRRT Inc. The cash proceeds due the seller at closing of $847,456, $29,600, and $28,500 (transaction costs due to the lender) will be made utilizing available indebtedness under the Senior Secured Credit Facilities less the amount attributable to the purchase of WSYX-TV.


(i) In conjunction with the River City Broadcasting L.P. agreement, the seller will receive $115 million of Series A Exchangeable Preferred Stock. Pending shareholder approval, the Series A Exchangeable Preferred Stock will be exchangeable for 4,181,818 shares of $.01 par value Class A Common Stock.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)




                                                                          KRRT Inc. (a)
                                                                    -------------------------
                                                                       Paramount
                                                       Pro Forma     Stations Group    KRRT
                                                      Consummated   of Kerville, Inc.  Inc.            KSMO(b)       WSTR(c)
                                                     ----------------------------------------------------------------------------
REVENUES:
   Station broadcast revenues, net of agency
          commissions...............................   $ 208,551         $ 7,567      $ 1,437        $  17,484      $ 15,529
   Revenues realized from station barter
          arrangements..............................      18,200
                                                       --------------------------------------------------------------------------
                   Total revenues...................     226,751           7,567        1,437           17,484        15,529
                                                       --------------------------------------------------------------------------

OPERATING EXPENSES:
   Program and production...........................      24,535             833          193            3,347         1,002
   Selling, general and administrative..............      48,065           1,958          688            4,374         4,023
   Expenses realized from station barter
          arrangements..............................      16,120             876
Amortization of program contract costs and net
          realizable value adjustments..............      34,817             921           70            4,007         4,971
   Depreciation and amortization of property
          and equipment.............................       6,863             194          328              632           585
   Amortization of acquired intangible broad-
          casting assets, non-compete and
          consulting agreements and other
          assets....................................      54,886             253          493              210            77
                                                       --------------------------------------------------------------------------
                   Total operating expenses.........     185,286           5,035        1,772           12,570        10,658
                   Broadcast operating income
                    (loss)..........................      41,465           2,532         (335)           4,914         4,871
                                                       --------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
   Interest and amortization of debt discount
     expense........................................     (39,253)
   Interest (expense)...............................      (6,951)                        (880)          (2,039)       (2,506)
   Interest income..................................       3,227                           11
   Other income (expense)...........................          74              63                           630
                                                       --------------------------------------------------------------------------
                   Income (loss) before (provision)
                       benefit for income taxes and
                       extraordinary items..........      (1,438)          2,595       (1,204)           3,505         2,365

(PROVISION) BENEFIT FOR INCOME TAXES................         357          (1,076)           -           (1,682)       (1,135)
                                                       --------------------------------------------------------------------------
                   Net income (loss) before
                       extraordinary items..........      (1,081)          1,519       (1,204)           1,823         1,230

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
          related income tax benefit................      (4,912)
                                                       --------------------------------------------------------------------------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREOLDERS...   $  (5,993)        $ 1,519      $(1,204)       $   1,823      $ 1,230
                                                       ==========================================================================

EARNINGS PER COMMON SHARE
                   Net income before extraordinary
                       items........................   $   (0.03)
                   Extraordinary items..............   $   (0.15)
                                                       --------------------------------------------------------------------------
Net loss per common share...........................   $   (0.19)
                                                       ==========================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)..      32,198
                                                       ==========================================================================



                                                        River City                      Pro Forma         Pro Forma
                                                     Broadcasting L.P.    WSYX (e)      Adjustments   Consummated/Probable
                                                     ----------------------------------------------    ----------------
REVENUES:
   Station broadcast revenues, net of agency
          commissions..............................       188,190        (28,767)       $ (1,437)       $  408,554
   Revenues realized from station barter
          arrangements.............................                                                         18,200
                                                     ----------------------------------------------    ----------------
                   Total revenues..................       188,190        (28,767)         (1,437)          426,754
                                                     ----------------------------------------------    ----------------
                                                                                                                 -
OPERATING EXPENSES:                                                                                              -
   Program and production..........................        62,041         (8,133)         (1,437) (g)       82,381
   Selling, general and administrative.............        30,456         (3,153)           (620) (h)       85,791
   Expenses realized from station barter
          arrangements.............................                                                         16,996
Amortization of program contract costs and net
          realizable value adjustments.............        33,452         (2,624)                           75,614
   Depreciation and amortization of property
          and equipment............................        11,524         (2,107)          3,433  (i)       21,452
   Amortization of acquired intangible broadcasting
          assets, non-compete and consulting agreement
          and other assets.........................        27,649         (9,780)         41,136           114,924
                                                     ----------------------------------------------    ----------------
                   Total operating expenses........       165,122        (25,797)         42,512           397,158
                                                     ----------------------------------------------    ----------------
                   Broadcast operating income
                    (loss).........................        23,068         (2,970)        (43,949)           29,596
                                                     ----------------------------------------------    ----------------
OTHER INCOME (EXPENSE):
   Interest and amortization of debt discount expense.                                                     (39,253)
   Interest expense................................       (34,523)                       (39,371) (k)      (86,270)
   Interest income.................................         1,715                         (3,673) (k)        1,280
   Other income expense............................           (22)            57                               802
                                                     ----------------------------------------------    ----------------
                   Income (loss) before (provision)
                       benefit for income taxes and
                       extraordinary items.........        (9,762)         (2,913)       (86,993)          (93,845)
                                                                                                                 -
(PROVISION) BENEFIT FOR INCOME TAXES...............         4,686           1,398         41,756 (i)        44,304
                                                     ----------------------------------------------    ----------------
                   Net income (loss) before
                       extraordinary items.........        (5,076)         (1,515)       (45,237)          (49,541)
                                                                                                                 -
EXTRAORDINARY ITEM:                                                                                              -
   Loss on early extinguishment of debt, net of
          related income tax benefit...............                                                         (4,912)
                                                     ----------------------------------------------    ----------------
                                                                                                                 -
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREOLDERS..      $ (5,076)       $  1,515       $(45,237)       $  (54,453)
                                                     ==============================================    =================

EARNINGS PER COMMON SHARE
                   Net income before extraordinary
                       items.......................                                                     $   (1.43)
                   Extraordinary items.............                                                     $   (0.14)
                                                     ----------------------------------------------    ----------------
Net loss per common share..........................                                                     $   (1.57)
                                                     ==============================================    =================

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands).                                                         34,687 (m)
                                                     ==============================================    =================

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in thousands)



(a) The KRRT Inc. column reflects the results of operations for Paramount Stations Group for the seven months and three days ended 8/3/95 and KRRT for the five months ended December 31, 1995.



(b) The KSMO column reflects the results of operations for the year ended 12/31/95.


(c) The WSTR column reflects the results of operations for the year ended 12/31/95.


(d) The River City Broadcasting L.P. (RCB) column reflects the results of operations for RCB for the year ended 12/31/95.



(e)   To  reflect  the  modification  of  the  current   acquisition   documents
      eliminating the Company's option to acquire WSYX-TV.



(f)   To eliminate LMA fees from RCB.


(g)   To eliminate LMA and license fees paid by RCB to KRRT and JJK.


(h) To eliminate management fees paid during 1995 by River City and record additional corporate expenses as follows:


      Corporate expenses on a pro forma basis........................... $9,236

      Less: Corporate expenses recorded by Company...................... (5,374)

      Less: Management fees paid during 1995 by RCB..................... (4,482)
                                                                         -------
      Pro forma adjustment.............................................. $ (620)


(i) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by Paramount and KRRT, KSMO, WSTR, and RCB. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:



      Depreciation expense on acquired assets.......................... $14,589

      Less: Depreciation expenses recorded by Paramount and KRRT,
            KSMO, WSTR and RCB ........................................ (11,156)
                                                                        -------

      Pro forma adjustment............................................. $ 3,433
                                                                        =======

(j) To record amortization expense related to acquired intangible assets and deferred financing costs, and eliminate amortization expense recorded by Paramount and KRRT, KSMO, WSTR, and RCB. Intangible assets are to amortized over lives ranging from 1 to 40 years, calculated as follows:



     FCC  License.....................................................  $ 9,434
     Affiliation Agreements...........................................   19,854
     Goodwill.........................................................    5,963
     Goodwill  (LMA)..................................................   20,577
                                                                        -------
                                                                         55,828
     Deferred financing costs.........................................    3,718

     Less: Intangible  amortization recorded by Paramount and KRRT, KSMO
          WSTR, and RCB...............................................  (18,410)
                                                                         -------

     Pro forma adjustment.............................................  $41,136
                                                                        ========




(k) To record interest expense on acquisition financing of $875,956 for 12 months on the Senior Secured Credit Facilities for RCB and on acquisition financing of $60,000, $12,882, $29,600 (in Credit Facility with commercial bank at 8.4% for 8 months), respectively, for RCB, KSMO, WSTR, and KRRT. To eliminate interest income on public debt proceeds of $60,000 and $12,882 (with commercial bank at 5.7% for 4 months), for KSMO, WSTR, and RCB, respectively, and to eliminate interest expense and interest income recorded by KSMO, WSTR, Paramount, KRRT, and RCB.



                                                                       Interest      Interest
                                                                        Expense       Income
                                                                        -------       ------

     Interest expense and interest income adjustment as noted above..   $79,319)     $ (1,947)

     Less: Interest expense and interest income recorded by RCB, KSMO
          and WSTR and Paramount and KRRT............................   (39,948)       (1,726)
                                                                         ------       -------

     Pro forma adjustment............................................   $39,371      $ (3,673)
                                                                        ========      =======


(l)   To record tax benefit of pro forma adjustments


(m) Weighted average shares outstanding on a Pro Forma Consummated/Probable basis assumes that the $115 million of Series A Exchangeable Preferred Stock was exchanged for 4,181,818 shares of $.01 par value Class A Common Stock as of the IPO date (June 13, 1995).

                        Consolidated Financial Statements
                         and Other Financial Information

                       Superior Communications Group, Inc.

                     Years ended December 31, 1995 and 1994
                       with Report of Independent Auditors

                       Superior Communications Group, Inc.

                        Consolidated Financial Statements
                         and Other Financial Information

                     Years ended December 31, 1995 and 1994




                                    Contents

Report of Independent Auditors ..............................................1

Consolidated Financial Statements

Consolidated Balance Sheets .................................................2
Consolidated Statements of Operations .......................................4
Consolidated Statements of Stockholders' Equity .............................5
Consolidated Statements of Cash Flows .......................................6
Notes to Consolidated Financial Statements ..................................7


Other Financial Information

Report of Independent Auditors on Other Financial Information ..............17
Details of Consolidated Balance Sheet ......................................18
Details of Consolidated Statement of Operations.............................19

                         Report of Independent Auditors


To the Board of Directors and Stockholders of Superior Communications Group, Inc.


We have audited the accompanying consolidated balance sheets of Superior Communications Group, Inc. (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Superior Communications Group, Inc. as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   Ernst & Young LLP

February 23, 1996

                       Superior Communications Group, Inc.

                           Consolidated Balance Sheets



                                                                      December 31
                                                               1995                1994
                                                        ----------------------------------
Assets
Current assets:
Cash and cash equivalents                               $     272,218         $  1,088,527
Accounts receivable, less allowance
for doubtful accounts of $200,000 and $150,000              2,800,531            2,608,609
Deferred film costs                                         2,028,478            2,474,170
Prepaid expenses and other                                    106,344              165,053
                                                        ----------------------------------
Total current assets                                        5,207,571            6,336,359

Property and equipment:
Land                                                          538,144              535,347
Building                                                      723,186              723,186
Equipment and fixtures                                      8,731,303            8,482,329
                                                        ----------------------------------
                                                            9,992,633            9,740,862
Accumulated depreciation                                   (2,604,504)          (1,618,864)
                                                        ----------------------------------
                                                            7,388,129            8,121,998
Other assets:
Deferred film costs, net                                    3,131,340            3,533,338
Intangible assets, net                                      8,778,246           10,413,781
Other assets                                                    4,408               20,156
                                                        ----------------------------------
                                                           11,913,994           13,967,275








                                                        ----------------------------------
Total assets                                              $24,509,694          $28,425,632
                                                        ==================================



                                                                                      December 31
                                                                               1995                 1994
                                                                           --------------------------------

Liabilities and stockholders' equity
Current liabilities:
  Current portion of long-term debt                                      $   1,805,532        $   1,617,089
  Current portion of film contract commitments                               1,824,891            1,559,914
  Accounts payable                                                             365,615              257,770
  Accrued expenses                                                             362,315              416,379
  Due to related parties                                                        58,760               62,482
                                                                           --------------------------------
Total current liabilities                                                    4,417,113            3,913,634

Long-term debt                                                              12,185,454           12,469,015
Film contract commitments                                                    2,783,220            2,298,625
Due to related parties                                                          35,000              100,000
Deferred income taxes                                                        3,383,907            3,899,249
Deferred income                                                                 31,341               37,341

Stockholders' equity:
  Preferred stock, $.001 par value, 20,000 shares authorized,
    10,190.84 shares issued, 8,147.97 and  10,190.84 shares
    outstanding at cost in 1995 and 1994. (Liquidation
    preference at December 31, 1995 and 1994 of $10,043,731
    and $11,323,291, respectively)                                           9,365,801            9,365,801
  Class B common stock, $.001 par value, 100,000 shares
    authorized, 10,190.84 shares issued, 9,169.405 and
    10,190.84 shares outstanding in 1995 and 1994.                                  10                   10
  Class A common stock, $.001 par value, 10,000 shares
    authorized, 1,870.7 shares issued and outstanding                                2                    2
  Additional paid-in capital                                                    36,210               16,053
  Retained deficit                                                          (4,853,864)          (3,674,098)
  Treasury stock                                                            (2,874,500)                   -
                                                                           --------------------------------
Total stockholders' equity                                                   1,673,659            5,707,768
                                                                           --------------------------------
Total liabilities and stockholders' equity                                 $24,509,694          $28,425,632
                                                                           ================================


See accompanying notes.

                       Superior Communications Group, Inc.

                      Consolidated Statements of Operations



                                                                                      Year ended December 31
                                                                                      1995                1994
                                                                                  --------------------------------

Gross sales                                                                       $15,837,243          $13,974,224
Less agency commissions                                                             2,437,582            2,032,429
                                                                                  --------------------------------
Net sales                                                                          13,399,661           11,941,795

Operating expenses:
 Sales and promotion                                                                2,127,911            2,015,648
 Broadcast operations                                                               1,460,716            1,065,579
 General and administrative                                                         2,059,805            2,013,921
                                                                                  --------------------------------
                                                                                    5,648,432            5,095,148
                                                                                  --------------------------------
Operating income                                                                    7,751,229            6,846,647

Other expenses:
Amortization--deferred film costs and barter programming                             4,899,093            4,382,047
Depreciation and amortization                                                       2,725,654            3,064,864
Interest expense, net                                                               1,578,898            1,324,130
Other expense, net                                                                    188,111                    -
                                                                                  --------------------------------
                                                                                    9,391,756            8,771,041
                                                                                  --------------------------------
Loss before income tax benefit                                                     (1,640,527)          (1,924,394)

Income tax benefit                                                                   (460,761)             (89,202)
                                                                                  --------------------------------

Net loss                                                                         $ (1,179,766)        $ (1,835,192)
                                                                                  ================================

Undeclared preferred stock dividend requirement, inception to date
                                                                                 $  1,895,761         $  1,132,451
                                                                                  ================================


See accompanying notes.

                                        Superior Communications Group, Inc.

                                 Consolidated Statements of Stockholders' Equity


                                                                                                              Additional
                                                Partners'      Preferred       Class B        Class A          Paid-In
                                                 Capital         Stock      Common Stock    Common Stock       Capital
                                               ---------------------------------------------------------------------------

Balance at January 1, 1994                     $5,950,100    $        -         $  -            $  -         $         -
 Conversion of Superior Communication
  of Kentucky, L.P. interest into
  preferred and common stock of
  Company, January 28, 1994                    (5,950,100)     5,950,091           7               2                   -
 Equity contribution, January 28, 1994                  -      3,099,997           3               -                   -
 Conversion of stockholder note into
  preferred and common stock of
  Company, January 28, 1994                             -        172,713           -               -                   -
 Contribution of net assets by former
  general partner including cash of
  $17,052, January 28, 1994                             -        143,000           -               -                   -
 Vesting of 120.7 shares of common stock
  from stock grant                                      -              -           -               -              16,053
 Net loss                                               -              -           -               -                   -
                                              -----------------------------------------------------------------------------
Balance at December 31, 1994                            -      9,365,801          10               2              16,053
 Purchase of 2,042.87 shares of preferred
  stock and 1,021.435 of Class B
  common stock by the Company                           -              -           -               -                   -
 Vesting of shares of common stock from
  stock grant                                           -              -           -               -              20,157
 Net loss                                               -              -           -               -                   -
                                              -----------------------------------------------------------------------------
Balance at December 31, 1995                  $         -     $9,365,801         $10            $  2          $   36,210
                                              ===============================================================================
See accompanying notes.


                                                 Retained         Treasury          Total
                                                  Deficit           Stock           Equity
                                               ----------------------------------------------

Balance at January 1, 1994                     $(1,838,906)     $          -       $4,111,194
 Conversion of Superior Communication
  of Kentucky, L.P. interest into
  preferred and common stock of
  Company, January 28, 1994                               -                 -               -
 Equity contribution, January 28, 1994                    -                 -       3,100,000
 Conversion of stockholder note into
  preferred and common stock of Company,
  January 28, 1994                                        -                 -         172,713
 Contribution of net assets by former
  general partner including cash of
  $17,052, January 28, 1994                               -                 -         143,000
 Vesting of 120.7 shares of common stock
  from stock grant                                        -                 -          16,053
 Net loss                                        (1,835,192)                -      (1,835,192)
                                             --------------------------------------------------
Balance at December 31, 1994                     (3,674,098)                -       5,707,768
 Purchase of 2,042.87 shares of preferred
  stock and 1,021.435 of Class B
  common stock by the Company                             -        (2,874,500)     (2,874,500)
 Vesting of shares of common stock from
  stock grant                                             -                 -          20,157
 Net loss                                        (1,179,766)                -      (1,179,766)
                                             --------------------------------------------------
Balance at December 31, 1995                    $(4,853,864)      $(2,874,500)     $1,673,659
                                             ==================================================

See accompanying notes.


                                        Superior Communications Group, Inc.

                                       Consolidated Statements of Cash Flows



                                                                                      Year ended December 31
                                                                                     1995                1994
                                                                             ---------------------------------------
Operating activities
Net loss                                                                         $(1,179,766)         $(1,835,192)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Barter program revenue                                                          (1,565,295)          (1,310,618)
  Deferred income                                                                     (6,000)              (6,000)
  Stock grant expense                                                                 20,157               16,053
  Provision for bad debts                                                             50,000               99,750
  Amortization--deferred film costs and barter programming                         4,899,093            4,382,047
  Depreciation and amortization                                                    2,725,654            3,064,864
  Loss on disposal of assets                                                         193,415               36,769
  Deferred taxes                                                                    (515,342)            (118,720)
  Changes in operating assets and liabilities:
   Accounts receivable                                                              (241,922)            (744,505)
   Prepaid expenses and other                                                         58,709              (50,585)
   Accounts payable                                                                  107,845             (323,086)
   Accrued expenses                                                                  (54,064)             290,929
                                                                             ---------------------------------------
Net cash provided by operating activities                                          4,492,484            3,501,706

Investing activities
Capital expenditures                                                                (558,385)            (240,453)
Other assets                                                                          15,748                    -
Intangible assets acquired                                                                 -             (873,369)
Acquisition of Oklahoma City Broadcasting Company,
 less cash acquired                                                                        -          (10,696,379)
                                                                             ---------------------------------------
Net cash used in investing activities                                               (542,637)         (11,810,201)

Financing activities
Proceeds from long-term debt                                                          25,500           14,200,000
Payments on long-term debt                                                        (2,995,118)          (6,865,178)
Payments on film contract commitments                                             (1,727,816)          (1,545,099)
Net activity on related party liability                                              (68,722)              37,557
Proceeds from capital contribution                                                         -            3,117,052
                                                                             ---------------------------------------
Net cash (used) provided by financing activities                                  (4,766,156)           8,944,332
                                                                             ---------------------------------------
Net (decrease) increase in cash and cash equivalents                                (816,309)             635,837
Cash and cash equivalents at beginning of year                                     1,088,527              452,690
                                                                             ---------------------------------------
Cash and cash equivalents at end of year                                        $    272,218         $  1,088,527
                                                                             =======================================


See accompanying notes.

                       Superior Communications Group, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1995


1. Significant Accounting Policies

Description of Business

The consolidated  financial  statements of Superior  Communications  Group, Inc.
(SCGI) include the accounts of SCGI and its wholly owned subsidiaries, Superior Communications of Kentucky, Inc. (SCKI) and Superior Communications of Oklahoma, Inc. (SCOI), which are collectively referred to as the Company. All intercompany balances have been eliminated. The Company owns and operates television broadcasting stations in Lexington, Kentucky and Oklahoma City, Oklahoma.

Organization

The Company, previously known as Superior Communications of Kentucky, L.P. (the Partnership), was incorporated in its current form on January 28, 1994 concurrent with the acquisition of SCOI (Note 2). Effective on January 28, 1994, the former partners of the Partnership exchanged all of their partnership interests for shares of preferred and common stock of the newly formed parent company, SCGI, under a Security Purchase and Exchange Agreement (Exchange Agreement) and the Partnership was then dissolved. Additionally, the former corporate general partner of the Partnership was also dissolved and the shareholders of the general partner exchanged certain operating assets with the Company for preferred and common stock. Furthermore, under the Exchange Agreement, SCGI then contributed the operating assets of the former partnership to the newly formed SCKI in exchange for all of the outstanding common stock of SCKI.

Operations and Credit Risk

The Company's accounts receivable are from the sale of advertising, primarily to businesses which are local to the broadcast area or to national advertising agencies. The Company performs credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are due within 30 days. Credit losses have been within management's expectations. The carrying amount reported in the balance sheet for accounts receivable approximates its fair value.

Cash and Cash Equivalents

The Company considers all demand deposits and short-term investments purchased with a maturity of 90 days or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

                       Superior Communications Group, Inc.

1. Significant Accounting Policies (continued)

Deferred Film Costs and Film Contract Commitments

The Company has contracts with various film distributors from which films are licensed for television transmission over various contract periods (generally one to five years) and for a specified number of broadcasts. Net deferred film costs represent the lower of unamortized cost or estimated net realizable value of the film contracts available for use. Deferred film costs are amortized on the straight-line method over the contract periods. Film contract commitments represent the total obligations due under these contracts, which are generally payable in equal installments over periods that are 12 to 18 months shorter than the lives of the contracts, and do not bear interest.

The portion of the deferred film cost to be amortized within one year and after one year is reported in the balance sheet as current and other assets, respectively, and the payments under the film contract commitments due within one year and after one year are similarly classified as current and long-term liabilities, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation for financial reporting purposes is based on the straight-line method over estimated useful lives ranging from 5 to 12 years for equipment and 15 years for buildings. Costs of repairs and maintenance are charged to expense as incurred.

Intangible Assets

Intangible assets as reflected in Note 3 are being amortized on a straight-line basis over their useful lives ranging from one to fifteen years.

Barter Transactions

Revenue from barter transactions (advertising provided in exchange for programming or goods and services) is recognized as income when advertisements are broadcast, and goods or services received are capitalized or charged to operations when received or used. Included in the statements of operations is broadcasting net revenue from barter transactions of $1,940,989 and $1,593,330 during 1995 and 1994, respectively, and station operating costs and expenses from barter transactions of $1,871,077 and $1,632,184, respectively. As of December 31, 1995 and 1994, the Company has recorded accrued liabilities for deferred barter revenue of $86,586 and $149,434, respectively.

                       Superior Communications Group, Inc.

1. Significant Accounting Policies (continued)

Deferred Income

Deferred income relates to prepaid rental income for use of SCKI's tower facility. The amount is being recognized on a straight-line basis through 2001 (term of agreement).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes recorded on the Company's consolidated balance sheets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Reclassifications

Certain amounts in the 1994 financial statements have been reclassified or restated to conform to the current year presentation.

2. Acquisition of Station

On January 28, 1994, SBI, a newly formed corporation and wholly owned subsidiary of the Company, purchased all of the outstanding stock of Oklahoma City Broadcasting Company (OCBC) for $10,973,241. The acquisition was accounted for as a purchase transaction with the purchase price being allocated to the assets and liabilities acquired based upon their fair market values at the date of acquisition. In connection with the transaction, SBI also entered into a noncompete agreement with the seller of OCBC valued at $1,500,000, for which a note payable was issued to the seller (Note 4). The cost of the noncompete agreement is being amortized over the five-year term of the agreement. The acquisition was financed from the issuance of stock for $3,100,000 and from bank debt in the amount of $7,873,241. Concurrent with the acquisition, SBI and OCBC merged, forming SCOI.

                       Superior Communications Group, Inc.

3. Intangible Assets

The components of intangible assets consist of the following as of December 31, 1995 and 1994:


                                                    1995              1994
                                             ---------------------------------

Advertising contracts acquired                 $          -        $   441,075
Loan origination costs and other                    617,410            624,064
Organization and syndication costs                1,634,828          1,634,828
Covenant not-to-compete                           2,500,000          2,500,000
FCC license and FOX affiliation agreement         4,269,819          4,391,223
Goodwill                                          3,546,186          3,546,186
                                             ---------------------------------
                                                 12,568,243         13,137,376
Less accumulated amortization                    (3,789,997)        (2,723,595)
                                             ---------------------------------
Intangible assets, net                         $  8,778,246        $10,413,781
                                             ==================================

4. Long-Term Debt

Long-term debt at December 31, 1995 consists of bank and seller debt as follows:

Bank Debt

On January 28, 1994, the Company entered into a senior secured term loan agreement and revolving credit agreement (collectively the Credit Agreement) with a bank in the amount of $12,700,000 and $2,000,000, respectively. The term loan is due in quarterly installments through January 2000, and the revolving credit agreement is due January 2000. The outstanding balance on the revolving credit agreement was $1,500,000 at December 31, 1994, and no amounts were outstanding at December 31, 1995. The Credit Agreement provides for interest at the bank's Base Rate (8.5% at December 31, 1995) plus 1.75%, and is secured by the stock of SCGI and its subsidiaries. Covenants contained in the Credit Agreement limit capital expenditures, define required levels of earnings and cash flows and limit additional indebtedness and film contract commitments.

The proceeds of these loans were utilized by the Company to finance the acquisition of SCOI, and to repay amounts owed to a former bank under a term note payable of $5,260,589.

                       Superior Communications Group, Inc.

4. Long-Term Debt (continued)

Bank Debt (continued)

On February 13, 1995, the Company repurchased 1,021.435 shares of Class B common stock and 2,042.87 shares of preferred stock of the Company for $2,874,500. The repurchase was financed through an additional term loan with a bank for $2,900,000. The term loan is due in quarterly installments of $290,000 beginning October 1997 through January 2000, plus interest at the bank's Base Rate plus 1.75%. A mandatory prepayment per the terms of the loan agreement was required in 1995 and was applied to this loan. The outstanding balance on this term loan was $2,610,000 at December 31, 1995.

Seller Debt

In connection with the acquisition of OCBC, the Company also incurred indebtedness to the former owner of OCBC for $1,500,000. The note is secured by a lien on SCOI's assets and is subordinated to that of the bank debt. The seller debt bears interest at a rate of 7.5% and is payable in annual installments of $300,000, plus interest, beginning January 28, 1995. The outstanding balance on this note was $1,200,000 at December 31, 1995.

The following is a schedule of aggregate maturities of long-term debt as of December 31, 1995:


         1996                                                   $  1,805,532
         1997                                                      2,820,973
         1998                                                      3,990,045
         1999                                                      4,322,500
         2000                                                      1,051,936
                                                              --------------
                                                                 $13,990,986
                                                              ==============

Fair Value

The carrying amounts of the Company's borrowings under its bank and seller debt arrangements approximate their fair value. The fair values of the Company's debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                       Superior Communications Group, Inc.

5. Film Contract Commitments

The Company has acquired certain film rights under long-term film contract commitments. These commitments are generally payable in equal installments over periods that are twelve to eighteen months shorter than the lives of the related film rights and do not bear interest. Annual payments required under these commitments are as follows:


         1996                                                      $1,824,891
         1997                                                       1,514,859
         1998                                                         978,063
         1999                                                         287,637
         2000                                                           2,661
                                                                ---------------
                                                                   $4,608,111
                                                                ===============

The values of the film rights acquired under these contracts are included as net deferred film costs in the accompanying consolidated balance sheet and have the following balances at December 31, 1995:


         Deferred film costs                                      $11,202,089
         Less accumulated amortization                             (6,042,271)
                                                               ----------------
                                                                    5,159,818
         Less current portion                                      (2,028,478)
                                                               ----------------
         Deferred film costs, net                                $  3,131,340
                                                               ================

As discussed in Note 1, the Company enters into contracts with various film distributors which allow limited showings of films and syndicated programs. At December 31, 1995, the Company has entered into contracts totaling approximately $1,063,943 for which the license period and program availability for telecasting begins after December 31, 1995. These contracts are not recorded in the accompanying consolidated balance sheet.

6. Due to Related Parties

Amounts due to related parties consist of fees charged by shareholders of the Company in connection with the acquisition of the Partnership (Note 1) in November 1992 and includes accrued interest at 7.75%.

                       Superior Communications Group, Inc.

7. Income Taxes

Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:


                                                1995                1994
                                         -----------------------------------

Deferred tax assets:
Allowance for doubtful accounts            $     76,456         $     56,178
Net operating loss carryforwards                351,981              181,081
Other                                                 -               23,200
                                         -----------------------------------
Total deferred tax assets                       428,437              260,459
Deferred tax liabilities:
Properties and broadcast rights               2,500,911            2,234,846
Intangible assets                             1,311,433            1,924,862
                                         -----------------------------------
Total deferred tax liabilities                3,812,344            4,159,708
                                         -----------------------------------
Net deferred tax liabilities                 $3,383,907           $3,899,249
                                         =====================================

Significant components of the provision for income tax expense (benefit) for the year ended December 31 are as follows:


                                                  1995                1994
                                            ----------------------------------

Current:
State                                         $   54,581          $    29,518
Deferred:
Federal                                         (461,231)            (127,337)
State                                            (54,111)               8,617
                                            ----------------------------------
Total deferred                                  (515,342)            (118,720)
                                            ----------------------------------
                                               $(460,761)          $  (89,202)
                                            ===================================

The Company's effective income tax rates differ from federal statutory income tax rates due primarily to the amortization of goodwill and state income taxes. Additionally, in 1994 the Company recorded deferred income tax expense of $507,673 upon the contribution of the partnership interests and general partner operating assets (Note 1).

At December 31, 1995, the Company has federal and state net operating loss carryforwards of $666,000 and $2,090,000, respectively, which begin to expire in 2009.

                       Superior Communications Group, Inc.

8. Stockholders' Equity

As discussed in Note 1, the Company reorganized effective January 28, 1994 under the terms of the Exchange Agreement. Pursuant to the terms of the agreement the former owners of the Partnership were given 7,090.84 shares of preferred stock, 7,090.84 shares of Class B common stock and 1,750 shares of Class A common stock of the Company. Also on January 28, 1994, certain stockholders contributed an additional $3,100,000 in exchange for 3,100 shares each of preferred stock and Class B common stock of the Company.

On February 13, 1995, the Company repurchased 1,021.435 shares of Class B common stock and 2,042.87 shares of preferred stock of the Company for $2,874,500.

The preferred stock, which has a stated liquidation preference of $1,000 a share, has no voting rights. Dividends accumulate at 12% based upon the stock's stated liquidation value and are payable at the discretion of the Board of Directors and subject to restriction within the Credit Agreement. Unless all accumulated dividends on the preferred stock have been paid, no dividend may be paid, and no other distributions may be made upon the common stock of the Company. Upon liquidation of the Company, any proceeds to be distributed are first utilized to pay the preferred stockholders at an amount equal to $1,000 per share (liquidation preference) plus any accrued but unpaid dividends, inception to date ($1,895,761 at December 31, 1995). If amounts remain available for distribution in excess of the preferred liquidation, those amounts are to be allocated 80% to the Class B common stockholders and 20% to the Class A common stockholders. The Class A common stock is subject to restriction on sale, transfer and also contain forfeiture provisions.

9. Stock Grants

The Company has granted 120.7 shares of Class A common stock to an officer of the Company. The Class A common stock has significant restrictions including forfeiture obligations if the officer were no longer an employee of the Company. Pursuant to the terms of the stock grant agreement, all shares will vest upon the completion of the sale of the Company's shares of outstanding stock as discussed in Note 11. Accordingly, the Company recorded a charge to operations of $20,157 in 1995 ($16,053 in 1994) to reflect the vesting of the remaining stock granted.

                       Superior Communications Group, Inc.

10. Operating Leases and Other Commitments

The Company has entered into various noncancelable lease arrangements for office space rental, ratings and research services, broadcast accounting software and other licensing agreements. Total expense charged to operations under these agreements was approximately $283,000 in 1995. The minimum future payments under these agreements are as follows:


         1996                                                     $   252,088
         1997                                                         267,059
         1998                                                         281,039
         1999                                                         150,247
         2000                                                         139,323
                                                                 --------------
                                                                   $1,089,756
                                                                 ==============

11. Subsequent Event

On March 4, 1996, the shareholders of the Company entered into an agreement with an unrelated entity to sell all of the Company's outstanding shares of preferred and common stock. Pursuant to the terms of the stock purchase agreement, the buyer will cause the Company to pay in full all of the outstanding debt of the Company plus accrued interest and prepayment penalties. The balance of the proceeds will be distributed to the selling shareholders.

12. Supplemental Cash Flow Disclosures

The Company entered into the following noncash transactions:

     o As discussed in Note 4, on February 13, 1995, the Company paid $2,874,500 for stock placed in treasury, which was financed through the issuance of long-term debt.

     o Deferred film costs in the amount of $2,548,375 and $1,820,606 were recorded through the assumption of film contract commitments in the same amounts during 1995 and 1994, respectively.

     o The Company recorded a $1,500,000 noncompete agreement from the seller of KOCB in exchange for the issuance of a note payable to the seller in the same amount during 1994.

     o The Company received $125,948 of net assets in exchange for stock in connection with the January 28, 1994 restructuring.

                       Superior Communications Group, Inc.

12. Supplemental Cash Flow Disclosures (continued)

Additionally, cash paid for interest and income taxes was as follows:


                                                 1995                1994
                                             ---------------------------------

Interest                                       $1,523,785         $1,262,553
                                             =================================
Income taxes                                   $   16,448         $   50,000
                                             =================================

                   PARAMOUNT STATIONS GROUP OF KERVILLE, INC.

                   FINANCIAL STATEMENTS AS OF AUGUST 3, 1995 AND FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH AUGUST 3, 1995 AND AS OF DECEMBER 31, 1994 TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

We have audited the accompanying balance sheets of Paramount Stations Group of Kerville, Inc. (a Virginia corporation) as of August 3, 1995 and December 31, 1994, and the related statements of operations, stockholders' equity and cash flows for the period from January 1, 1995 through August 3, 1995, and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paramount Stations Group of Kerville, Inc. as of August 3, 1995 and December 31, 1994, and the results of its operations and its cash flows for the period from January 1, 1995 through August 3, 1995, and the year ended December 31, 1994, in conformity with generally accepted accounting principles.



                                        Arthur Andersen LLP


Baltimore, Maryland,
    April 26, 1996

                   PARAMOUNT STATIONS GROUP OF KERVILLE, INC.
                   ------------------------------------------


                                 BALANCE SHEETS
                                 --------------

                   AS OF AUGUST 3, 1995 AND DECEMBER 31, 1994
                   ------------------------------------------


                                                                  August 3,      December 31,
                                                                    1995               1994
                                                              -------------      --------------
                        ASSETS
                        ------
CURRENT ASSETS:
    Cash                                                        $      1,122       $        400
    Accounts receivable, net of allowance for doubtful
        accounts of $190,610 and $148,755, respectively            2,543,148          2,961,824
    Current portion of program contract costs                      1,144,236          1,130,513
    Deferred barter costs                                                 -              41,274
    Other current assets                                             340,302            123,132
                                                              --------------     --------------

           Total current assets                                    4,028,808          4,257,143
                                                              --------------     --------------

    Property and equipment, net                                      825,967            986,880

    Program contract costs, noncurrent portion                       504,701          1,430,927

    Due from affiliate                                             4,795,220          2,567,935

    Goodwill, net                                                 15,305,080         15,558,387

    Other assets                                                          -               5,092
                                                              --------------     --------------

           Total Assets                                         $ 25,459,776       $ 24,806,364
                                                                ============       ============

             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                            $      1,869       $    189,547
    Accrued liabilities                                               48,308            385,512
    Current portion of program contracts payable                   1,202,739          1,961,803
    Deferred barter revenues                                              -              13,674
                                                              --------------     --------------

           Total current liabilities                               1,252,916          2,550,536

LONG-TERM LIABILITIES:
    Program contracts payable, noncurrent portion                    932,591          1,576,134
                                                              --------------     --------------

           Total Liabilities                                       2,185,507          4,126,670
                                                              --------------     --------------

STOCKHOLDERS' EQUITY:
    Common stock, Class A, $1 par value; 1,000 shares
        authorized, 800 shares issued and outstanding                    800                800
    Common stock, Class B, $1 par value; 8,800 shares
        authorized; 7,040 issued and outstanding                       7,040              7,040
    Additional paid-in capital                                    16,954,952         15,879,113
    Retained earnings                                              6,311,477          4,792,741
                                                              --------------     --------------

           Total Stockholders' Equity                             23,274,269         20,679,694
                                                              --------------     --------------

           Total Liabilities and Stockholders' Equity           $ 25,459,776       $ 24,806,364
                                                                ============       ============

      The accompanying notes are an integral part of these balance sheets.

                   PARAMOUNT STATIONS GROUP OF KERVILLE, INC.
                   ------------------------------------------


                            STATEMENTS OF OPERATIONS
                            ------------------------

           FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH AUGUST 3, 1995
           ----------------------------------------------------------

                      AND THE YEAR ENDED DECEMBER 31, 1994
                      ------------------------------------



                                                                 August 3,      December 31,
                                                                   1995               1994
                                                             --------------     --------------
REVENUES:
    Advertising revenues, net of agency commissions
        of $1,159,012 and $1,950,484, respectively             $  6,665,863       $ 11,499,302
    Revenues realized from station barter arrangements              900,743          1,300,904
                                                             --------------     --------------
           Total revenue                                          7,566,606         12,800,206
                                                             --------------     --------------

OPERATING EXPENSES:
    Programming                                                     288,704            427,316
    Selling                                                       1,459,894          2,700,025
    Administration                                                  497,671          1,003,846
    Promotion                                                       247,686            468,837
    Engineering                                                     296,677            571,813
    Amortization of program contract rights                         921,053          1,912,677
    Depreciation of property and equipment                          194,337            379,232
    Amortization of intangible assets                               253,307            426,495
    Barter expense                                                  875,950          1,255,799
                                                             --------------     --------------
           Total operating expenses                               5,035,279          9,146,040
                                                             --------------     --------------
           Broadcast operating income                             2,531,327          3,654,166

OTHER INCOME                                                         63,248              2,884
                                                             --------------     --------------

           Income before taxes                                    2,594,575          3,657,050

INCOME TAX PROVISION                                              1,075,839          1,541,215
                                                             --------------     --------------

           Net income                                          $  1,518,736       $  2,115,835
                                                               ============       ============





        The accompanying notes are an integral part of these statements.


                                        PARAMOUNT STATIONS GROUP OF KERVILLE, INC.


                                      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH AUGUST 3, 1995 AND THE YEAR ENDED DECEMBER 31, 1994




                                                 Common Stock      Common Stock
                                                    Class A           Class B         Additional                        Total
                                            -------------------  -----------------     Paid-In         Retained      Stockholders'
                                             Shares     Value     Shares    Value      Capital         Earnings         Equity
                                            -------  ----------  -------   -------   --------------  -------------  -------------

BALANCE, December 31, 1993                     800     $   800    7,040    $ 7,040   $ 14,337,898    $  2,676,906    $ 17,022,644

    Forgiveness of income taxes by Parent       -           -        -          -       1,541,215              -        1,541,215

    Net income                                  -           -        -          -              -        2,115,835       2,115,835
                                            ------   ---------   ------    -------    -----------    ------------   -------------

BALANCE, December 31, 1994                     800         800    7,040      7,040     15,879,113       4,792,741      20,679,694

    Forgiveness of income taxes by Parent       -           -        -          -       1,075,839              -        1,075,839

    Net income                                  -           -        -          -              -        1,518,736       1,518,736
                                            ------   ---------   ------    -------   ------------    ------------   -------------

BALANCE, August 3, 1995                        800     $   800    7,040    $ 7,040   $ 16,954,952     $ 6,311,477    $ 23,274,269
                                            ======   =========   ======    =======   ============    ============   =============




        The accompanying notes are an integral part of these statements.

                   PARAMOUNT STATIONS GROUP OF KERVILLE, INC.
                   ------------------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

           FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH AUGUST 3, 1995
           ----------------------------------------------------------

                      AND THE YEAR ENDED DECEMBER 31, 1994
                      ------------------------------------


                                                               August 3,        December 31,
                                                                 1995               1994
                                                           --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                               $  1,518,736       $  2,115,835
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Amortization of program contract rights                   921,053          1,912,677
        Depreciation of property and equipment                    194,337            379,232
        Amortization of goodwill                                  253,307            426,495
        Forgiveness of income tax expense by Parent             1,075,839          1,541,215
    Changes in assets and liabilities:
        Increase in due from affiliate                         (2,227,285)        (2,567,935)
        Decrease (increase) in accounts receivable                418,676           (567,548)
        Decrease in deferred charges                               41,274             32,141
        (Increase) decrease in other current assets              (217,170)            62,407
        Decrease in other assets                                    5,092                 -
        (Decrease) increase in accounts payable                  (187,678)           119,639
        Decrease in due to related parties                             -          (1,553,444)
        (Decrease) increase in accrued liabilities               (337,204)           177,183
        Decrease in deferred barter revenue                       (13,674)           (50,660)
        Film rights payments                                   (1,411,157)        (1,975,061)
                                                           --------------     --------------

           Net cash provided by operating activities               34,146             52,176

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment                           (33,424)           (52,176)
                                                           --------------     --------------

           Net increase in cash                                       722                 -

CASH, beginning of year                                               400                400
                                                           --------------     --------------

CASH, end of year                                            $      1,122       $        400
                                                             ============       ============


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
    AND FINANCING ACTIVITIES:

    Film contracts acquired                                  $      8,550       $    981,351
                                                             ============       ============

    Film contract liability additions                        $      8,550       $    981,351
                                                             ============       ============



        The accompanying notes are an integral part of these statements.

                   PARAMOUNT STATIONS GROUP OF KERVILLE, INC.
                   ------------------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                      AUGUST 3, 1995 AND DECEMBER 31, 1994
                      ------------------------------------



1.     ORGANIZATION:
       ------------

Paramount Stations Group of Kerville, Inc. (the Company) is a wholly-owned subsidiary of Paramount Stations Group Holding Company, Inc. (the Parent). The Company was organized under the laws of Virginia on August 21, 1984. The Company is a television broadcaster serving the San Antonio, Texas area through station KRRT on Channel 35. The Company was affiliated with UPN and FOX during 1995 and 1994, respectively.

During 1994, the Company entered into an agreement to sell substantially all of its assets to KRRT, Inc. This sale was consummated on August 4, 1995. Accordingly, the accompanying financial statements for 1995 are presented as of August 3, 1995 (Note 9).

2.     SUMMARY OF ACCOUNTING POLICIES:
       ------------------------------

Cash
- - ----

All cash from customers is deposited directly into a lock box held by the Company's Parent (Note 4).

Revenue Recognition
- - -------------------

Revenue from the sale of air time to advertisers is recognized when the advertisement is broadcast.

Program Contract Costs
- - ----------------------

The Company has entered into agreements with program distributors granting it the right to broadcast programs over contract periods which generally run from three to seven years. Program contract costs are stated at the lower of amortized cost or estimated net realizable value. Broadcast contract costs and the related liabilities are recorded at the contract value when the license period begins and the program is available for use. Program contract costs are amortized using the greater of the straight-line by months over the contract term or straight-line over the number of showings on an aggregate basis.

Program contract costs expected to be used in the succeeding year and program contract rights due within one year are classified as current assets and current liabilities, respectively.

Property and Equipment
- - ----------------------

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets on a straight-line basis. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred.

Goodwill
- - --------

In a series of transactions completed in 1991, the Company's Parent purchased all of the outstanding stock of TVX, Inc., who owned and operated several television stations, including the Company. Goodwill was allocated to each of the stations based on specific identification and allocation of unidentified goodwill based on cash flow multiples used to calculate the purchase price of each station. Management monitors the financial performance of the station and continually evaluates the realizability of goodwill and the existence of any impairment to its recoverability.

Goodwill in the amount of $17,370,000 was allocated to the Company and is being amortized over 40 years using the straight-line method. At August 3, 1995 and December 31, 1994, accumulated amortization of goodwill aggregated $2,064,920 and $1,811,613, respectively.

Barter Transactions
- - -------------------

Certain program contract rights provide for the exchange of advertising air time in lieu of cash payments for the programming. As the program is aired, equal amounts of revenue and program amortization expense are recorded, at estimated fair market value, in results of operations.

In addition, the Company provides advertising air time to certain customers in exchange for merchandise or services. The estimated fair value of the merchandise or services to be received is recorded as an asset, and the corresponding obligation to broadcast advertising is recorded as deferred revenue. Services and other assets are charged to expense as they are used or consumed. Deferred revenue is recognized in operations as the related advertising is broadcast.

3.     INCOME TAXES:
       -------------

In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The Company adopted the new accounting and disclosure rules effective December 31, 1994.

The provision for income taxes consists of the following:

                                              August 3,       December 31,
                                                1995              1994
                                          --------------    --------------

              Federal                      $     920,164     $   1,318,150
              State                              155,675           223,065
                                          --------------    --------------

                                           $   1,075,839     $   1,541,215
                                           =============     =============

The following is a reconciliation of the statutory federal income taxes to the recorded provision:

                                                    August 3,       December 31,
                                                      1995              1994
                                                 ------------     -------------

          Statutory federal income taxes         $    882,156      $  1,243,397

          Adjustments:
              State tax, net of federal effect        102,745           147,223
              Goodwill amortization                    86,125           145,008
              Others                                    4,813             5,587
                                                -------------     -------------

                  Provision for income taxes     $  1,075,839      $  1,541,215
                                                 ============      ============


The Company's Parent files a consolidated federal tax return, and separate state tax returns for each of its subsidiaries. It is the Parent's policy not to allocate income tax expense to its subsidiaries. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of tax expense is based on what the subsidiary's current and deferred tax expense would have been had the subsidiary filed a federal income tax return outside its consolidated group. The difference between the computed tax expense and the amounts paid to the Parent for taxes is recorded as additional paid-in-capital. Under this method, the Company has no deferred tax assets or liabilities because those amounts are considered paid to or received from the Parent. The Company had no alternative minimum tax credit carryforwards as of August 3, 1995.

The temporary differences between book basis and tax basis generated by the Company and recorded on the Parent's financial statements are as follows:

                                                                       August 3,      December 31,
                                                                         1995              1994
                                                                  --------------     --------------

          Program contract net realizable value adjustments        $     159,819      $      12,428
          Depreciation and amortization                                  (33,318)             5,550
          Bad debt reserves                                               16,362             24,047
                                                                  --------------     --------------

                                                                   $     142,863      $      42,025
                                                                   =============      =============


4.     RELATED PARTY TRANSACTIONS:
       --------------------------

The Parent pays the income taxes of the Company. It is the Parent's policy not to charge this expense to its subsidiaries. Therefore, the provision for income tax expense is recorded as additional paid-in capital in the accompanying balance sheets. The Parent also provides and receives short-term cash advances to and from the Company through a central cash management system. No interest is charged or received for these advances.

5.     PROPERTY AND EQUIPMENT:
       ----------------------

Property and equipment consists of the following:

                                             Estimated
                                            Useful Life           August 3,      December 31,
                                              (Years)               1995               1994
                                           -------------      ----------------   ----------

        Studio equipment                        5               $  2,931,607       $  2,898,183
        Leasehold improvements                 4-11                  358,472            358,472
        Furniture and fixtures                  5                     59,671             59,671
        Autos and trucks                        5                     32,700             32,700
                                                              --------------     --------------

                                                                   3,382,450          3,349,026

        Less-   Accumulated depreciation                           2,556,483          2,362,146
                                                              --------------     --------------

                                                                $    825,967       $    986,880

6.     PROGRAM CONTRACTS:
       -----------------

The Company purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following as of August 3, 1995 and December 31, 1994:

                                                 August 3,        December 31,
                                                   1995               1994
                                             --------------     --------------

         Aggregate cost                       $  16,469,625      $  16,461,076

         Less-   Accumulated amortization        14,820,688         13,899,636
                                             --------------     --------------

                                                  1,648,937          2,561,440
         Less-   Current portion                  1,144,236          1,130,513
                                             --------------     --------------
                                              $     504,701      $   1,430,927
                                              =============      =============

Contractual obligations incurred in connection with the acquisition of broadcast rights are $2,135,330 as of August 3, 1995. Future payments, by year, for program contract rights payable as of August 3, 1995, are as follows:

             1995                                    $     580,830
             1996                                          941,200
             1997                                          459,900
             1998                                           97,300
             1999                                           30,500
             Thereafter                                     25,600
                                                     -------------
                                                     $   2,135,330
                                                     =============

The fair value of program contracts payable is the present value of the future obligations based on the current rates available to the Company for debt of similar maturity. The carrying amount and the fair value of program contracts payable at August 3, 1995, were $2,135,300 and $1,521,665, respectively.

7.     RETIREMENT SAVINGS PLAN:
       -----------------------

The Company  participates in the Parent company's  retirement savings plan under
Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees of the Company who meet minimum age or service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Contributions from the Company are made on a monthly basis in an amount equal to 50% of the participating employee contributions, to the extent such contributions do not exceed 6% of the employees' eligible compensation during the month.

8.     COMMITMENTS AND CONTINGENCIES:
       -----------------------------

Broadcast rights acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. In addition to these rights payable at August 3, 1995, the Company had $1,060,900 of commitments to acquire broadcast rights for which the license period has not commenced and, accordingly, for which no liability has been recorded. Future payments arising from such commitments outstanding at August 3, 1995, are as follows:

             1995                                        $      29,400
             1996                                              140,600
             1997                                              214,200
             1998                                              319,500
             1999                                              273,200
             Thereafter                                         84,000
                                                         -------------
                                                         $   1,060,900
                                                         =============

The Company has entered into operating leases for building space and equipment. Rental expense was $76,700 and $129,268 for the period from January 1, 1995 through August 3, 1995 and year ended December 31, 1994, respectively. As of August 3, 1995, future minimum lease payments under these operating leases were as follows:

             1995                                        $      43,569
             1996                                               79,996
             1997                                                9,000
             1998                                                9,000
             1999                                                9,000
             Thereafter                                        491,250
                                                         -------------
                                                         $     641,815
                                                         =============

The Company has also entered into several contracts for data processing equipment and service. Rental expense was $36,425 and $61,341 for the period from January 1, 1995 through August 3, 1995 and the year ended December 31, 1994, respectively. As of August 3, 1995, future minimum payments under these contracts are as follows:

             1995                                        $      25,565
             1996                                               61,248
             1997                                               59,858
                                                         -------------

                                                         $     146,671
                                                         =============

Litigation
- - ----------

Lawsuits and claims are filed against the Company from time to time in the ordinary course of business. These actions are in various preliminary stages, and no judgments or decisions have been rendered by hearing boards or courts. Management, after reviewing developments to date with legal counsel, is of the opinion that the outcome of such matters will not have a material adverse effect on the Companies' financial position, results of operations or cash flows.

9.     SALES AGREEMENT:
       ----------------

During 1994, the Company entered into an agreement with KRRT, Inc., to sell virtually all tangible and intangible assets of the Company for $30,000,000. This sale was completed on August 4, 1995.

                           KRRT, INC.

                           FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1995 AND
                           FOR THE PERIOD FROM JULY 25, 1995
                           THROUGH DECEMBER 31, 1995
                           TOGETHER WITH REPORT OF
                           INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

We have audited the accompanying balance sheet of KRRT, Inc. (a Texas corporation) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the period from July 25, 1995 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KRRT, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from July 25, 1995 through December 31, 1995, in conformity with generally accepted accounting principles.




                                        Arthur Andersen LLP

Baltimore, Maryland,
    May 7, 1995

                                   KRRT, INC.
                                   ----------



                                  BALANCE SHEET
                                  -------------

                             AS OF DECEMBER 31, 1995
                             -----------------------


                         ASSETS
                         ------
CURRENT ASSETS:
    Cash                                                          $      8,459
    Short-term investments                                             500,000
    Current portion of program contracts                             1,451,959
    Other receivable                                                    61,666
                                                                  ------------

           Total current assets                                      2,022,084

    Property and equipment, net                                      5,367,799

    Noncurrent portion of program contracts                            869,006

    FCC license, net of accumulated amortization of $397,075        23,427,401

    Goodwill, net of accumulated amortization of $6,095                579,067

    Other assets, net                                                  648,359
                                                                  ------------
           Total assets                                           $ 32,913,716
                                                                  ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
CURRENT LIABILITIES:
    Bank overdraft                                                $      7,108
    Accrued liabilities                                                  2,833
    LMA advance                                                        132,990
    Current portion of program contracts payable                     1,451,959
    Current portion of long-term debt                                2,000,000
    Accrued interest expense                                           152,578
                                                                  ------------

           Total current liabilities                                 3,747,468

LONG-TERM LIABILITIES:
    Noncurrent portion of program contracts                            869,006
    Note payable                                                       500,000
    Long-term debt, net of current portion                          19,000,000
                                                                  ------------

           Total liabilities                                        24,116,474
                                                                  ------------
STOCKHOLDERS' EQUITY:
    Common stock, no par value; 1,000 shares authorized, issued
        and outstanding                                                     -
    Additional paid-in capital                                      10,001,000
    Accumulated deficit                                             (1,203,758)
                                                                  ------------

           Total stockholders' equity                                8,797,242
                                                                  ------------
           Total liabilities and stockholders' equity             $ 32,913,716
                                                                  ============

       The accompanying notes are an integral part of this balance sheet.

                                   KRRT, INC.
                                   ----------


                             STATEMENT OF OPERATIONS
                             -----------------------

           FOR THE PERIOD FROM JULY 25, 1995 THROUGH DECEMBER 31, 1995
           -----------------------------------------------------------



REVENUES                                                     $    1,437,039
                                                             --------------

OPERATING EXPENSES:
    Management fees                                                 277,775
    Rating services                                                 193,100
    Legal and professional fees                                     159,126
    Depreciation expense                                            328,125
    Amortization expense                                            492,811
    Film amortization expenses                                       69,674
    Miscellaneous expenses                                          251,748
                                                             --------------
           Total operating expenses                               1,772,359
                                                             --------------
           Operating loss                                          (335,320)

OTHER INCOME (EXPENSE):
    Interest income                                                  11,556
    Interest expense                                               (879,994)
                                                             --------------
           Net loss before benefit for income taxes              (1,203,758)

BENEFIT FOR INCOME TAXES                                                 -
                                                             --------------
           Net loss                                          $   (1,203,758)
                                                             ==============




         The accompanying notes are an integral part of this statement.


                                                    KRRT, INC.
                                                    ----------


                                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   --------------------------------------------

                            FOR THE PERIOD FROM JULY 25, 1995 THROUGH DECEMBER 31, 1995
                            -----------------------------------------------------------



                                             Common Stock               Additional                              Total
                                   -------------------------------------  Paid-In      Accumulated          Stockholders'
                                         Shares            Value          Capital        Deficit                Equity
                                         ------            -----          -------        -------                ------

BALANCE, July 25,
    1995                                       -      $         -       $         -      $         -         $         -

    Capital contributions                   1,000               -         10,001,000               -           10,001,000

    Net loss                                   -                -                 -        (1,203,758)         (1,203,758)
                                   --------------   --------------    --------------   --------------      --------------

BALANCE, December 31,
    1995                                    1,000     $         -       $ 10,001,000     $ (1,203,758)       $  8,797,242
                                   ==============     ============      ============     ============        ============




         The accompanying notes are an integral part of this statement.

                                   KRRT, INC.
                                   ----------


                             STATEMENT OF CASH FLOWS
                             -----------------------

           FOR THE PERIOD FROM JULY 25, 1995 THROUGH DECEMBER 31, 1995
           -----------------------------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                     $  (1,203,758)
    Adjustments to reconcile net income to net cash
        used in operating activities:
        Depreciation expense                                           328,125
        Amortization expense                                           492,811
        Film amortization expense                                       69,674
    Changes in assets and liabilities:
        Increase in short-term investments                            (500,000)
        Increase in other receivables                                  (61,666)
        Increase in bank overdraft                                       7,108
        Increase in accrued liabilities                                  2,833
        Increase in LMA advance                                        132,990
        Increase in accrued interest expense                           152,578
    Program payments                                                   (69,674)
                                                                  ------------
           Net cash used in operating activities                      (648,979)
                                                                  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Assets acquired, net of debt financing of $21,000,000           (9,843,562)
                                                                  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from note payable                                         500,000
    Contributed capital                                             10,001,000
                                                                  ------------
           Net cash flows provided by financing activities          10,501,000
                                                                  ------------

           Net increase in cash                                          8,459

CASH, beginning of period                                                   -
                                                                  ------------
CASH, end of period                                               $      8,459
                                                                  ============


SUPPLEMENTAL CASHFLOW DISCLOSURE:
    Cash paid for interest                                        $    727,416
                                                                  ============




         The accompanying notes are an integral part of this statement.

                                   KRRT, INC.
                                   ----------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1995
                                -----------------



1.   ORGANIZATION

KRRT, Inc., a Texas corporation (the Company) was organized and incorporated on July 25, 1995 and on August 4, 1995, purchased the license and non-license assets of Paramount Stations Group of Kerville, Inc., the owner and operator of television KRRT-TV, San Antonio, Texas. The Company is a wholly-owned subsidiary of JJK Broadcasting, Inc. (the "Parent"). The Company simultaneously entered into a local marketing agreement (LMA) with River City Broadcasting LP (River
City) (Note 2). The Company is a television broadcaster serving the San Antonio area through station KRRT on Channel 35, a UPN affiliate.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- - -------------------

The Company's primary source of revenue is monthly fees received in accordance with the LMA with River City. Under the terms of this agreement, the Company receives monthly fees and is reimbursed for all operating expenses, scheduled principal and interest payments on the long-term debt discussed in Note 8 and scheduled program rights payments in exchange for the right to provide programming and general advertising receivables.
Revenue is recorded as payments are scheduled to be received.

Short-Term Investments
- - ----------------------

Short-term investments represent repurchase agreements which mature within three months. This investment is stated at cost plus accrued income which approximates market value.

Property and Equipment
- - ----------------------

Property and equipment are stated at cost. The Company depreciates and amortizes property and equipment over the estimated useful lives of the assets, generally using the straight-line method over six to forty years.

Intangible Assets
- - -----------------

Intangible assets include value attributable to licenses issued by the Federal Communications Commission (FCC) and goodwill representing the excess of the cost over the fair market value of the assets purchased and the liabilities assumed. These assets are amortized using the straight-line method over twenty-five years and forty years, respectively. The Company monitors the financial performance and continually evaluates the realizability of goodwill and the existence of any impairment to its recoverability based on the projected future cash flows.

Program Contract Rights
- - -----------------------

The station has entered into agreements with program distributors granting it the right to broadcast programs over contract periods which generally run from one to seven years. An asset and liability are booked equal to the liability assumed on the purchase date. The asset is recorded at its net realizable value based on expected future revenues. Accordingly, given that the Company's future revenues are based on program payments (Note 2), amortization is recorded in amounts equal to program payments as they are scheduled to be made.

Use of Estimates
- - ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1995:

          Studio equipment                                       $    2,416,651
          Transmitting equipment                                      1,423,283
          Office equipment                                              139,337
          Furniture and fixtures                                        162,894
          Vehicles                                                       31,482
          Buildings                                                     111,574
          Leasehold improvements                                         64,534
          Towers                                                      1,204,827
          Tools and test equipment                                       69,828
          Spare parts                                                    71,514
                                                                 --------------

                                                                      5,695,924

          Less:  Accumulated depreciation and amortization             (328,125)
                                                                 ---------------
          Property and equipment, net                            $   5,367,799
                                                                 ===============

4.   ACQUISITION

In August 1995, the Company acquired substantially all of the assets of Paramount Stations Group of Kerville, Inc. for $30 million. This acquisition was accounted for as a purchase under Accounting Principles Board Opinion 16, whereby the purchase price was allocated to property, FCC license and goodwill for $5.7 million, $23.8 million and $.5 million, respectively, based upon an independent appraisal.

5.   OTHER ASSETS

Other assets consist of the following at December 31, 1995:

                                                  Amortization
                                                    Period
                                                    ------

             Loan origination fee                   5 years     $      420,000
             Organization costs                     5 years            318,000
                                                                --------------

                                                                       738,000
             Less:  accumulated amortization                           (89,641)
                                                                --------------
             Other assets, net                                  $      648,359
                                                                ==============

6.   COMMITMENTS AND CONTINGENCIES

The Company has entered into operating leases for building space and equipment. Rental expense was $76,913 for the period from July 25, 1995 through December 31, 1995. As of December 31, 1995, future minimum lease payments under these operating leases were as follows:

             1996                                                $     133,864
             1997                                                       61,478
             1998                                                       45,000
             1999                                                       45,000
             2000                                                       45,000
             Thereafter                                                482,250
                                                                --------------

                                                                 $     812,592
                                                                ==============

The Company has also entered into several contracts for data processing equipment and service. Rental expense was $240,030 for the period from July 25, 1995 through December 31, 1995. As of December 31, 1995, future minimum payments under these contracts are as follows:

             1996                                                $     592,443
             1997                                                      581,929
                                                                --------------

                                                                 $   1,174,372
                                                                 =============

Litigation
- - ----------

Lawsuits and claims are filed against the Company from time to time in the ordinary course of business. These actions are in various preliminary stages, and no judgments or decisions have been rendered by hearing boards or courts. Management, after reviewing developments to date with legal counsel, is of the opinion that the outcome of such matters will not have a material adverse effect on the Company's financial position, results of operations or net cash flows.

7.   INCOME TAXES

In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

The following is a reconciliation of the statutory federal income taxes to the recorded provision:
                                                                  December 31,
                                                                      1995
                                                                 -------------

          Statutory federal income taxes                         $   (409,278)

          Adjustments:
              State income taxes, net of federal effect               (40,706)
              Valuation allowance                                     449,984
                                                                 -------------
                  (Benefit) for income taxes                     $       -
                                                                 =============


Temporary differences between the financial reporting carrying amounts and tax basis of assets and liabilities give rise to deferred taxes. The principal sources of temporary differences and their effects on the provision for deferred income taxes are as follows:

                                                                  December 31,
                                                                      1995
                                                                 -------------

          Depreciation and amortization                          $     126,154
          Valuation allowance                                         (126,154)
                                                                --------------

                  Deferred income tax provision                  $        -
                                                                 =============

Total deferred tax assets and deferred tax liabilities as of December 31, 1995, and the sources of the difference between financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and deferred tax liabilities and the tax effects of each are as follows:

                                                                 December 31,
                                                                      1995
                                                                 -------------

          Deferred tax assets:
              Depreciation and amortization                     $     126,154
              Valuation allowance                                    (126,154)
                                                               --------------

                                                                $        -
                                                                =============

During the year ended December 31, 1995, the Company recorded a full valuation allowance on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future total income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

8.   LONG-TERM DEBT

In connection with the acquisition of the Station, KRRT, Inc. entered into a Bank Credit Agreement with a principal of $21,000,000 and interest at LIBOR plus 2.5%. Payments are scheduled to begin on January 31, 1996. The debt is secured by all the assets of KRRT, Inc., including their rights under the LMA agreement and the assets of their Parent.

Annual maturities of long-term debt as of December 31, 1995, are as follows:

             1996                                         $   2,000,000
             1997                                             4,000,000
             1998                                             5,000,000
             1999                                             5,800,000
             2000                                             4,200,000
                                                          -------------
                                                          $  21,000,000
                                                          =============

The carrying amount the Company's long-term debt approximates Fair value. The Fair value was determined by reference to quoted values obtained from the lender.

9.   RELATED PARTY TRANSACTIONS

The Company's Parent receives a management fee equal to the portion of the LMA fees designated as management fees for management services provided. During the period from July 25, 1995 through December 31, 1995, the Company paid $277,775 to their Parent.

During 1995, the Parent contributed $10,001,000 to the Company to partially finance the acquisition of the Station from Paramount Stations Group of Kerville, Inc. (Note 4).

In connection with the financing of the acquisition, the Parent contributed $500,000 to satisfy a covenant with the Bank of Montreal. This $500,000 is recorded as a long-term note payable.

10.  PROGRAM CONTRACTS

The Company purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following as of December 31, 1995:

                                                               December 31,
                                                                   1995
                                                              -------------

             Aggregate cost                                 $   2,390,639

             Less-  Accumulated amortization                       69,674
                                                              -------------
                                                                2,320,965

             Less-  Current portion                             1,451,959
                                                              -------------
                                                            $     869,006
                                                              =============

Contractual obligations incurred in connection with the acquisition of broadcast rights are $2,320,965 as of December 31, 1995, respectively. Future payments, by year, for program contract rights payable as of December 31, 1995, are as follows:

             1996                                             $   1,521,663
             1997                                                   525,399
             1998                                                   162,764
             1999                                                    77,007
             Thereafter                                              34,132
                                                              -------------
                                                              $   2,320,965
                                                              =============

The Fair value of film contracts payable is the present value of the future obligations based on the current rates available to the Company for debt of similar maturity. The carrying amount and fair value of program rights, payable at December 31, 1995, were 2,320,965 and 1,653,975 respectively.

11.  SUBSEQUENT EVENT

In April 1996, Sinclair Broadcast Group, Inc. (SBG) entered into an asset purchase agreement with the Company whereby the Company has agreed to sell the non-license assets for approximately $29.6 million. The Company estimates the transaction will be consummated in May 1996.

Kansas City TV 62
Limited Partnership
Financial Statements
December 31, 1995

                        Report of Independent Accountants


March 22, 1996

To the Partners of Kansas City TV 62 Limited Partnership

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Kansas City TV 62 Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                        Price Waterhouse LLP

Kansas City TV 62 Limited Partnership
Balance Sheet
- - --------------------------------------------------------------------------------


                                                                                    December 31,
                                                                               1995             1994
                                                                                   (in thousands)
Assets

Current assets:
  Cash and cash equivalents                                              $       590     $       978
  Accounts receivable, less allowance for doubtful accounts
    of $236 and $122 in 1995 and in 1994                                       3,953           3,052
  Broadcast rights                                                             3,380           2,864
  Prepaid expenses                                                                21              16
                                                                               -----           -----

    Total current assets                                                       7,944           6,910

  Property and equipment - net                                                   734           1,305

  Broadcast rights                                                             3,286           3,305

  Goodwill and other intangible assets                                         3,817           4,027
                                                                               -----           -----
                                                                         $    15,781     $    15,547
                                                                              ======          ======
Liabilities and Partners' Capital

Current liabilities:
  Current portion of long-term debt                                      $     6,998     $       338
  Subordinated note payable to Seller                                          7,816             -
  Accounts payable and accrued expenses                                        1,578           1,714
  Interest payable                                                               733           1,943
  Due to related parties                                                          -               40
  Broadcast rights payable                                                     4,020           3,837
                                                                               -----           -----

    Total current liabilities                                                 21,145           7,872

Broadcast rights payable                                                       3,107           3,569

Long-term debt                                                                     -           9,273

Subordinated note payable to Seller                                              921           7,730

Partners' capital                                                             (9,392)        (12,897)

Commitments and contingencies (Note 8)                                        ------          ------

                                                                            $ 15,781        $ 15,547
                                                                            ========        ========

                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Statement of Operations
- - -------------------------------------------------------------------------------


                                                            Year ended
                                                            December 31,
                                                       1995             1994
                                                          (in thousands)

Revenues - net of agency and national
  representative commissions                     $    17,484     $    14,052

Costs and expenses:
  Programming, production and engineering              3,347           4,533
  Amortization of broadcast rights                     4,007           4,581
  Sales, promotion and marketing                       2,476           2,716
  General and administrative                           1,898           1,834
  Depreciation and amortization                          842             805
  Interest expense, net                                2,039           1,983
  Other income                                          (630)          -
                                                 ------------    ------------


Net income (loss)                                $     3,505     $    (2,400)
                                                 ===========      ===========



                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
- - --------------------------------------------------------------------------------


                                                                                   Year ended
                                                                                   December 31,
                                                                               1995          1994
                                                                                  (in thousands)

Cash flows from operating activities:
  Net income (loss)                                                      $     3,505     $    (2,400)
  Adjustments to reconcile net income (loss) to net cash
   provided (used) for operating activities:
    Depreciation                                                                 632             595
    Amortization of goodwill and other intangible assets                         210             210
    Amortization of broadcast rights, net of barter                            1,206           2,122
    Accretion of subordinated debt principal                                     210             197
    Gain on forgiveness of debt                                                 (398)           -
    Increase in accounts receivable                                             (901)           (655)
    Increase in prepaid expenses                                                  (5)             (6)
    Decrease in accounts payable and accrued expenses                            262            (396)
    (Decrease) increase in interest payable                                     (413)          1,806
    Decrease in due to related parties                                           (40)           (236)
    Decrease in broadcast rights payable, net of barter                       (1,982)         (1,745)
                                                                         ------------    ------------



     Net cash provided (used) for operating activities                         2,286            (508)
                                                                         ------------    ------------

Cash flows from investing activities:
  Additions to property and equipment                                            (61)            (35)
                                                                         ------------    ------------



Cash flows from financing activities:
  Repayment of long-term debt                                                 (2,613)             -
  Partner's contribution of capital                                              -             1,400
                                                                         ------------     -----------



     Net cash (used) provided by financing activities                         (2,613)          1,400
                                                                         ------------     ----------



Net (decrease) increase in cash                                                 (388)            857

Cash and cash equivalents at beginning of year                                   978             121
                                                                         ------------     ----------



Cash and cash equivalents at end of year                                 $       590     $       978
                                                                         ============    ===========



Supplemental schedule of noncash activities:
  Film contracts acquired                                                $     4,055     $     2,834
                                                                         ===========     ===========



  Film contract liability additions                                      $     4,055     $     2,834
                                                                         ===========     ===========



  Capitalized subordinated debt interest                                 $       797     $       884
                                                                         ===========     ===========

                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Statement of Changes in Partners' Capital
For the Years Ended December 31, 1995 and 1994
- - -------------------------------------------------------------------------------


                                                       General           Limited
                                                       Partner           Partner           Total
                                                                      (in thousands)

Balance at December 31, 1993                           $ (11,897)            -           $ (11,897)

Capital contribution                                       1,400             -               1,400

Net loss for the year ended December 31, 1994             (2,400)            -              (2,400)
                                                       ----------         ---------      ----------

Balance at December 31, 1994                           $ (12,897)         $  -           $ (12,897)

Net income for the year ended December 31, 1995            3,505             -               3,505
                                                       -------------      ---------       ---------


Balance at December 31, 1995                           $  (9,392)         $  -           $  (9,392)
                                                       =========          =========      ==========




                 The accompanying notes are an integral part of
                           these financial statements.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------


1.       Organization

         Kansas City TV 62 Limited Partnership (the "Partnership") is a joint venture of ABRY Communications III, L.P., the general partner, and Copley Place Capital Group, the limited partner. The Partnership was organized under the laws of the State of Delaware on April 18, 1990. On September 21, 1990 the Partnership acquired the business and certain assets of Kansas City Television, Inc. (the "Seller"). The Partnership is a television broadcaster serving the Kansas City area through station KSMO on UHF Channel 62.


2.       Summary of Significant  Accounting  Policies

         Allocation of  Partnership  Results to Partners'  Capital  Accounts
         Net losses of the Partnership are allocated among the capital accounts of the partners based on their relative partnership interests until the limited partner's capital has been exhausted. Thereafter, net losses are allocated solely to the general partner. Net income is allocated in proportion to previously allocated net losses in reverse chronological order. Thereafter, net income is allocated to partners based on their relative partnership interests, as defined in the agreement.

         Broadcast   Rights
         Broadcast  rights  are  stated  at the  lower  of  unamortized  cost or estimated net realizable value. Broadcast rights and the related liabilities are recorded at the contract value when the license period begins and the right is available for use. Broadcast rights are amortized using the straight-line method over the number of showings or license period. The net realizable value of broadcast rights for which the Partnership is contractually committed is reviewed annually and revisions to amortization rates or write-downs to net realizable value may occur. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

         Property and Equipment
         Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets on a straight-line basis. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred.

         Goodwill and Other Intangible Assets
         Goodwill aggregating $4,144 is amortized over 40 years using the straight-line method. Legal and accounting fees associated with the acquisition of loans, aggregating $555 and organization of the Partnership, aggregating $59 are capitalized and amortized over the term of the related debt and five years, respectively. Other intangible assets, aggregating $119 are amortized over their estimated useful life. At December 31, 1995 and 1994, accumulated amortization aggregated $1,060 and $850, respectively.

         Barter Transactions

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------

         Revenue from barter transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense when received or used. Revenues arising from barter and trade
         transactions   aggregated   $2,907   and   $2,654  in  1995  and  1994,
         respectively.

         Income Taxes
         The financial statements of the Partnership do not include any provision for federal or state income taxes. All Partnership income, losses, tax credits and deductions are allocated among the partners. Each partner is responsible to report its distributed share of Partnership results in its federal and state income tax returns.


         Cash and Cash Equivalents
         The Partnership considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. The Partnership invests its cash in money market funds and in short-term government securities that are subject to minimal market and credit risk. At December 31, 1995, the Partnership's cash equivalents include $544 of money market funds.

         Effective January 1, 1994, the Partnership adopted Statement of Financial Accounting Standards No. 115 (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Under this standard, the Partnership is required to classify its investments in debt and equity securities into one or more of the following categories: held-to-maturity, trading or available for sale. Adoption of this standard had no impact on the Partnership's financial position or results of operations at the date of adoption.

         Concentration of Credit Risk
         Financial instruments which potentially expose the Partnership to a concentration of credit risk include cash, cash equivalents and accounts receivable. A significant amount of the Partnership's cash and cash equivalents are held by one financial institution at December 31, 1995. The Partnership does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

         Risks and  Uncertainties
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.       Related Party Transactions

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------



         Prior to 1995, ABRY Communications III, L.P., provided certain administrative and support services to the Partnership for which it was paid a management fee. Management fees charged to operations aggregated $276 in 1994. No management fees were charged during 1995.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------

4.       Property and Equipment

         Property and equipment consists of the following:

                                                              Estimated
                                                             useful life                     December 31,
                                                               (years)                   1995            1994

         Studio equipment                                        2-7                 $ 1,855            $ 1,824
         Transmission  equipment                                 7-8                   1,206              1,184
         Vehicles,  office  equipment and
          furniture                                              5-7                     396                388
         Leasehold improvements                                   8                      297                297
                                                                                     ------------   ------------

                                                                                       3,754              3,693
         Less -  accumulated  depreciation  and
          amortization                                                                 3,020              2,388
                                                                                     ------------   ------------


                                                                                     $   734            $ 1,305
                                                                                     ============   ============



5.       Broadcast Rights

         The Partnership purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following:

                                                                                             December 31,
                                                                                           1995          1994

         Aggregate cost                                                              $  16,564          $14,350
         Less - accumulated amortization                                                 9,898            8,181
                                                                                    ------------    -----------


                                                                                         6,666            6,169

         Less - current portion                                                          3,380            2,864
                                                                                     ------------   -----------


                                                                                     $   3,286          $ 3,305
                                                                                     ============   ===========




Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------


         Contractual obligations incurred in connection with the acquisition of broadcast rights are $7,127 including $3,742 of barter obligations. Future payments in connection with these contractual obligations are as follows at December 31, 1995:

                  1996               $   4,058
                  1997                   1,776
                  1998                   1,064
                  1999                     169
                  2000                      23
                  Thereafter                37
                                   ------------

                                     $   7,127
                                    ==========


         The Partnership has estimated the fair value of these contractual obligations at approximately $6,800 and $6,776 at December 31, 1995 and 1994, respectively, based on future cash flows discounted at the Partnership's current borrowing rate.

6.       Debt

         Debt consists of the following:
                                                          December 31,
                                                      1995            1994

         Term loan                                $   1,455      $  2,133
         Revolving credit facility                    5,543         7,478
                                                  ----------     --------


                                                      6,998         9,611

         Less - current portion                       6,998           338
                                                  ---------      --------
                                                  $     -        $  9,273
                                                  =========      ========



         The term loan and revolving credit facility (the "revolver") bear interest, payable monthly, at the base rate, computed by taking the higher of the Federal Funds rate plus 1% or prime, plus a computed margin rate which ranges from 1.75% to 2.25%. The Partnership is charged a fee for the average daily unused portion of the revolver commitment at a rate of 1/2% per annum, payable quarterly. The borrowings are secured by substantially all of the Partnership's assets.

         The credit agreement was amended on April 21, 1995. Under the terms of the amended credit agreement, the principle amount of the term loan is payable in quarterly installments of varying amounts commencing October 1, 1995. The revolver was increased to $8,500 and will be reduced on a quarterly basis commencing April 1, 1997, until no credit facility is available at October 1, 1998.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------


         In addition to the scheduled principal and interest payments, the lender may be entitled to contingent interest payable upon early repayment of the term loan, a change in control of the Partnership or upon the occurrence of certain other events as defined in the agreement. The amount of contingent interest which will be due is determined by a formula which considers appreciation in the value of the Partnership. Based upon management's estimate of appreciation in the value of the Partnership, no accrual for contingent interest has been recorded at December 31, 1995 and 1994.

         The subordinated note payable to Seller is subordinated to the Partnership's term loan and revolver borrowings. The principal amount of the subordinated note payable to Seller is payable in a lump sum on September 21, 1998. Interest on the outstanding principal accrues at the rate of 10% and is payable annually. For financial reporting purposes, however, interest on the note accrues at an implicit rate of 14% per annum, and the note's original stated principal of $8 million has been discounted to reflect this yield.

         In January 1996, a third-party exercised its option to purchase the station (Note 9). Accordingly, all long-term debt is classified as current at December 31, 1995. In March 1996, certain subordinated note holders agreed to extend the term of their notes through October 1999 and forgave interest for the five-year period then ended. Accordingly, all subordinated debt, excluding the extended portion, is classified as current at December 31, 1995.

         In 1994, certain subordinated note holders forgave $680 of the subordinated note, $157 of capitalized interest and $62 of accrued interest. In consideration of the debt forgiveness, the Partnership and a related party signed a network affiliation agreement with one note holder and licensed certain programs from the other note holder. Under the terms of the affiliation agreement, the Partnership and the related party must broadcast network programming over the three-year term of the network affiliation agreement. Under the terms of the license agreement, the related party must broadcast certain programs over the one-year term of the license agreement. Accordingly, the $899 gain on the forgiveness of debt and related interest thereon was deferred and is being amortized over the term of the affiliation and program license agreements. The Partnership amortized $398 of the gain to income in 1995. The gain on forgiveness of debt is included in other income in the statement of operations. The deferred gain is included in accounts payable and accrued expenses at December 31, 1995 and 1994.

         Interest payments of $2,301 were made during the year ended December 31, 1995. No interest payments were made during the year ended December 31, 1994.

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------


7.       Retirement Savings Plan

         The Partnership has adopted a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees of the Partnership and affiliated partnerships, who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Partnership contributions to the plan may be made at the discretion of the Board of Directors. No Partnership contributions were authorized for the years ended December 31, 1995 and 1994.


8.       Commitments and Contingencies

         Employment Agreements
         As a result of the Partnership's execution of the Option Agreement (Note 9) in 1994, the Partnership and the general partner, ABRY Communications III, L.P., amended employment agreements which entitled certain key employees to appreciation rights payable upon either a change in control of the Partnership or the payment of certain partner cash distributions. Previously, the employees vested in these rights at the rate of 20% per year from the date the rights were granted, except that they vested fully if they were employees of the Partnership at the time the rights became payable. Amounts due to the employees in connection with those rights were determined by a formula which considers appreciation in the value of the Partnership. Under the amendments, in the event that certain key employees meet certain employment criteria, such employees will receive a payment in lieu of the appreciation rights discussed above. An accrual for compensation related to these rights for $162 was included in accrued expenses at December 31, 1994. These obligations were satisfied during 1995 and, accordingly, no accrual has been made related to these agreements at December 31, 1995.

         Broadcast License Agreements
         Broadcast rights acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. In addition to these broadcast rights payable at December 31, 1995, the Partnership has $1,417 of commitments to acquire broadcast rights for which the license period has not commenced and, accordingly, for which no liability has been recorded. Future minimum payments arising from such commitments outstanding at December 31, 1995, of which $729 represents barter commitments, are as follows:

               1996            $     133
               1997                  356
               1998                  347
               1999                  187
               2000                   79
               Thereafter            315
                              ----------
                              $    1,417

Kansas City TV 62 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------


         Sports Rights Agreement
         The Partnership broadcasts certain baseball games for the Kansas City Royals Baseball Corporation (the "Royals"). Under the terms of the broadcast agreement as amended during 1995, the Partnership is obligated to pay broadcast fees and to provide advertising and promotions to the Royals through October 1, 1998. In addition, the Partnership is obligated to pay the Royals 75% of operating profits less than $500 and 50% of operating profits exceeding $500, related to such broadcasts. Future minimum annual broadcast fee payments under the agreement, as amended, are as follows:

                   1996                 $     1,080
                   1997                       1,080
                   1998                       1,080
                                        -----------
                                        $     3,240



         Broadcast fees are payable quarterly on July 1, October 1, January 1 and April 1 of each year. In the event the Partnership terminates the agreement before October 1, 1996 or 1997, the Partnership will be required to pay the Royals a cancellation fee of $500 or $250, respectively. The payment of all amounts due to the Royals under the agreement have been guaranteed by the Partnership's general partner and BVC Communications, III, Inc., the general partner of ABRY Communications III, L.P. Charges to operations for such broadcast fees aggregated $1,350 and $2,728 in 1995 and 1994, respectively.

         Operating Leases
         The Partnership leases its antenna site, studio and other operating equipment under noncancellable operating lease arrangements expiring through 2010. Charges to operations for such leases aggregated $154 and $146 in 1995 and 1994, respectively. Future minimum lease payments under these leases are as follows at December 31, 1995:

                   1996                 $       166
                   1997                         160
                   1998                         161
                   1999                         124
                   2000                         123
                   Thereafter                   237



           Total minimum lease payments $       971
                                        ===========



         During 1995, the antenna site was damaged and the Partnership received an insurance settlement of $248 for the related business interruption. The insurance settlement net of amounts relating to the repair of the antenna, are included in other income in the statement of operations.

         Kansas City TV 62 Limited Partnership Notes to Financial Statements (in thousands)
         -----------------------------------------------------------------------

9.       Option Agreement


         On May 24, 1994, the Partnership entered into an agreement whereby the Partnership granted a third-party an option to acquire the assets of the station for an amount equal to the lesser of outstanding debt as of the exercise date, including accrued interest thereon, or $9,000. The acquiring entity will assume all other liabilities of the station. In conjunction with the option agreement, the Partnership entered into an agreement with the third-party whereby the Partnership would pay the third-party a consulting fee of $250 per year as long as the option is outstanding. Charges to operations related to this agreement were $250 in 1995 and $147 in 1994. The third-party exercised this option in January 1996. Accordingly, all debt of the station is classified as current at December 31, 1995, excluding debt for which an extension was granted, in accordance with the Partnership's loan agreements (Note 6). The transaction is subject to regulatory approval.

Cincinnati TV 64
Limited Partnership
Financial Statements
December 31, 1995

                        Report of Independent Accountants


March 22, 1996

To the Partners of Cincinnati TV 64 Limited Partnership

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' capital and of cash flows present fairly, in all material respects, the financial position of Cincinnati TV 64 Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                       Price Waterhouse LLP

Cincinnati TV 64 Limited Partnership
Balance Sheet
- - --------------------------------------------------------------------------------


                                                                                 December 31,
                                                                           1995               1994
                                                                                (in thousands)
Assets

Current assets:
  Cash and cash equivalents                                              $       641     $       482
  Accounts receivable, less allowance for doubtful
   accounts of $86 and $64 in 1995 in 1994, respectively                       3,091           2,773
  Broadcast rights                                                             4,461           3,461
  Prepaid expenses                                                                15              21
                                                                         -----------      ----------

    Total current assets                                                       8,208           6,737

Property and equipment - net                                                   5,238           5,670

Broadcast rights                                                               4,339           3,061

Goodwill and other intangible assets                                           1,746           1,823
                                                                         -----------      ----------
                                                                         $    19,531     $    17,291
                                                                         ===========      ==========
Liabilities and Partners' Capital

Current liabilities:
  Current portion of long-term debt                                      $    11,883     $       700
  Subordinated note payable to Seller                                          7,446               -
  Accounts payable and accrued expenses                                        1,127           1,082
  Interest payable                                                               718             650
  Broadcast rights payable                                                     5,221           3,957
                                                                         -----------      ----------

    Total current liabilities                                                 26,395           6,389

Broadcast rights payable                                                       4,262           3,221

Long-term debt                                                                     -          14,083

Subordinated note payable to Seller                                                -           7,089

Partners' capital                                                            (11,126)        (13,491)

Commitments and contingencies (Note 8)
                                                                          -----------      ----------
                                                                         $    19,531     $    17,291
                                                                          ===========      ==========



                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Statement of Operations
- - --------------------------------------------------------------------------------


                                                               Year ended
                                                              December 31,
                                                         1995             1994
                                                             (in thousands)

 Revenues - net of agency and national
   representative commissions                       $    15,529     $    13,727

 Costs and expenses:
   Programming, production and engineering                1,002             954
   Amortization of broadcast rights                       4,971           5,416
   Sales, promotion and marketing                         2,394           2,813
   General and administrative                             1,629           2,059
   Depreciation and amortization                            662             841
   Interest expense, net                                  2,506           2,375
                                                    -----------     -----------

 Net income (loss)                                  $     2,365     $      (731)
                                                    ===========     ===========




                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Statement of Changes in Partners' Capital
For the Years Ended December 31, 1995 and 1994
- - -------------------------------------------------------------------------------


                                       General            Limited
                                       Partner            Partner            Total
                                                      (in thousands)

Balance at December 31, 1993         $   (12,760)         $     -         $   (12,760)

Net loss for the year ended
  December 31, 1994                         (731)               -                (731)
                                      ----------          -------           ---------
Balance at December 31, 1994             (13,491)               -             (13,491)

Net income for the year ended
  December 31, 1995                        2,365                -               2,365
                                      ----------          -------           ---------

Balance at December 31, 1995         $   (11,126)         $     -         $   (11,126)
                                      ==========          =======           =========


                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents
- - -------------------------------------------------------------------------------


                                                                                  Year ended
                                                                                  December 31,
                                                                               1995          1994
                                                                                 (in thousands)

Cash flows from operating activities:
  Net income (loss)                                                      $     2,365     $      (731)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation                                                                 585             759
    Amortization of goodwill and other intangible assets                          77              82
    Amortization of broadcast rights, net of barter                            1,621           2,294
    Loss on disposal of property and equipment                                    37               -
    Accretion of subordinated debt principal                                     357             312
    Deferred interest expense on subordinated note payable                         -              87
    Increase in accounts receivable                                             (318)           (516)
    (Increase) decrease in prepaid expenses                                        6              (6)
    Increase (decrease) in accounts payable and accrued expenses                  45             (80)
    Increase in interest payable                                                  68             650
    Decrease in due to related parties                                             -             (72)
    Decrease in broadcast rights payable, net of barter                       (1,594)         (1,676)
                                                                          ----------      ----------

        Net cash provided by operating activities                              3,249           1,103
                                                                          ----------      ----------

Cash flows from investing activities:
  Additions to property and equipment                                           (190)            (18)
                                                                          ----------      ----------

Cash flows from financing activities:
  Net repayments under revolving credit facility                              (2,200)           (750)
  Repayments of long-term debt                                                  (700)              -
                                                                          ----------      ----------

        Net cash used for financing activities                                (2,900)           (750)
                                                                          ----------      ----------

Net increase in cash and cash equivalents                                        159             335

Cash and cash equivalents at beginning of year                                   482             147
                                                                          ----------      ----------

Cash and cash equivalents at end of year                                 $       641     $       482
                                                                          ==========      ==========

Supplemental schedule of noncash activities:
  Film contracts acquired/obligations assumed                            $     2,961     $     2,026
                                                                          ==========      ==========


                     The accompanying notes are an integral
                       part of these financial statements.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------


1.       Organization

         Cincinnati TV 64 Limited Partnership (the "Partnership") is a joint venture of ABRY Communications II, L.P., the general partner (Note 3), and Copley Place Capital Group, the limited partner. The Partnership was organized under the laws of the State of Delaware on August 1, 1989. The Partnership is a television broadcaster serving the Cincinnati, Ohio area through station WSTR on UHF Channel 64.


2.       Summary of Significant Accounting Policies

         Allocation of  Partnership  Results to Partners'  Capital  Accounts
         Net losses of the Partnership are allocated among the capital accounts of the partners based on their relative partnership interests until the limited partner's capital has been exhausted. Thereafter, net losses are allocated solely to the general partner. Net income is allocated in proportion to previously allocated net losses in reverse chronological order. Thereafter, net income is allocated to partners based on their relative partnership interests, as defined in the agreement.

         Broadcast   Rights
         Broadcast rights are stated at the lower of unamortized cost or estimated net realizable value. Broadcast rights and the related liabilities are recorded at the contract value when the license period begins and the right is available for use. Broadcast rights are amortized using the straight-line method over the number of showings or license period. The net realizable value of broadcast rights for which the Partnership is contractually committed is reviewed annually and revisions to amortization rates or write-downs to net realizable value may occur. The current portion of broadcast rights represents those rights available for broadcast which management estimates will be amortized in the succeeding year.

         Property and Equipment
         Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets on a straight-line basis. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred.

         Goodwill and Other Intangible Assets
         Goodwill aggregating $1,991 is amortized over 40 years using the straight-line method. Legal and accounting fees associated with the acquisition of loans aggregating $240 are capitalized and amortized over the term of the related debt. Organization costs aggregating $28 were fully amortized at December 31, 1995. Accumulated amortization aggregated $485 and $436 at December 31, 1995 and 1994, respectively.

         Barter Transactions
         Revenue from barter transactions is recognized when advertisements are broadcast and services or merchandise received are charged to expense when received or used. Revenues arising from barter and trade
         transactions   aggregated   $3,578   and   $3,410  in  1995  and  1994,
         respectively.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------


         Income Taxes
         The financial statements of the Partnership do not include any provision for federal or state income taxes. All Partnership income, losses, tax credits and deductions are allocated among the partners. Each partner is responsible to report its distributed share of Partnership results in its federal and state income tax returns.

         Cash and Cash Equivalents
         The Partnership considers all highly liquid investment instruments purchased with a maturity of three months or less to be cash equivalents. The Partnership invests its excess cash in short-term government securities that are subject to minimal market and credit risk. At December 31, 1995 and 1994, the Partnership's cash equivalents include $500 and $400, respectively, of short-term government securities. These securities, which are classified as available-for-sale, are recorded at market value, which approximates cost.

         Effective January 1, 1994, the Partnership adopted Statement of Financial Accounting Standards No. 115, (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Under this standard, the Partnership is required to classify its investments in debt and equity securities into one or more of the following categories: held-to-maturity, trading or available for sale. Adoption of this standard had no impact on the Partnership's financial position or results of operations at the date of adoption.

         Concentration of Credit Risk
         Financial instruments which potentially expose the Partnership to a concentration of credit risk include cash, cash equivalents and accounts receivable. A significant amount of the Partnership's cash and cash equivalents are held by one financial institution at December 31, 1995. The Partnership does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

         Risks and Uncertainties
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.       Related Party Transactions

         Prior to 1995, ABRY Communications II, L.P. provided certain administrative and support services to the Partnership for which it was paid a management fee. Management fees charged to operations aggregated $319 in 1994. No management fees were charged to the Partnership during 1995.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------


         As of January 1995, the station became a network affiliate and licensed certain programs in conjunction with the forgiveness of the subordinated debt of a related party by the network and licensor. The term of the affiliation agreement and the program licenses is three years and one year, respectively. These financial statements do not include any amounts relating to such transaction.


4.       Property and Equipment

         Property and equipment consists of the following:

                                                       Estimated
                                                      useful life                       December 31,
                                                        (years)                     1995          1994

         Land and improvements                              -                    $      261    $      261
         Buildings                                         30                         1,719         1,719
         Transmission tower                                30                         3,226         3,226
         Transmission equipment                           7-8                         1,832         1,919
         Studio equipment                                 5-7                         1,079         1,005
         Vehicles, office equipment and furniture         5-7                           240           211
                                                                                  ---------     ---------

                                                                                      8,357         8,341
         Less - accumulated depreciation
           and amortization                                                           3,119         2,671
                                                                                  ---------     ---------
                                                                                 $    5,238    $    5,670
                                                                                  =========     =========


5.       Broadcast Rights

         The Partnership purchases the right to broadcast programs through fixed term license agreements. Broadcast rights consist of the following:

                                                                                        December 31,
                                                                                    1995          1994

         Aggregate cost                                                          $   15,370    $    14,288
         Less - accumulated amortization                                              6,570          7,766
                                                                                  ---------      ---------

                                                                                      8,800          6,522

         Less - current portion                                                       4,461          3,461
                                                                                  ---------      ---------

                                                                                 $    4,339    $     3,061
                                                                                  =========     ==========

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------


         Contractual obligations incurred in connection with the acquisition of broadcast rights are $9,483 including $3,918 of barter obligations. Future payments in connection with these contractual obligations are as follows at December 31, 1995:

         1996                                          $  5,221
         1997                                             2,502
         1998                                             1,340
         1999                                               381
         Thereafter                                          39
                                                       --------
                                                       $  9,483
                                                       ========


         The Partnership has estimated the fair value of these contractual obligations at approximately $8,591 and $6,478 at December 31, 1995 and 1994, respectively, based on future cash flows discounted at the Partnership's current borrowing rate.


6.       Debt

         Long-term debt consists of the following:

                                                        December 31,
                                                     1995          1994

         Term loan                               $  6,650        $  6,850
         Revolving credit facility                  4,772           6,972
         Supplemental loan                            461             961
                                                 --------        --------

                                                   11,883          14,783

         Less - current portion                    11,883             700
                                                 --------        --------

                                                 $      -        $ 14,083
                                                 ========        ========


         The principal amount of the term loan is payable in 36 monthly installments of $17 which commenced January 1, 1995 and a final installment in an amount equal to the then outstanding principal balance is due January 1, 1998.

         The Partnership may borrow up to $8,350 under a revolving credit facility (the "revolver") through December 31, 1995; thereafter, the credit facility and related borrowings are reduced on a monthly basis until no credit facility is available at January 1, 1998.

         The term loan, revolver and supplemental loan bear interest, payable monthly, at the base rate, computed by taking the higher of the Federal Funds rate plus 1% or Prime (as defined in the agreement), plus 2.5%.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------


         The Partnership is charged a fee for the available revolving credit commitment at a rate of 1/2% per annum, payable quarterly. The borrowings are secured by substantially all of the Partnership's assets and require the Partnership to comply with certain specified financial ratios and provisions. At December 31, 1995, all long term debt is classified as a current liability as a result of a third-party's decision to exercise the option agreement (Note 9).

         At December 31, 1995 and 1994, the current portion of long-term debt includes principal of $750 and $500, respectively, due by April 1, 1996 and 1995 in accordance with the acceleration provisions of the loan agreement. The accelerated principal payments were made by the Partnership in April 1996 and January 1995, respectively.

         In addition to the scheduled principal and interest payments, the lender may be entitled to contingent interest, payable upon early repayment of the loans, a change in control of the Partnership or upon the occurrence of certain other events as defined in the agreement. The amount of contingent interest which will be due is determined by a formula which considers appreciation in the value of the Partnership. Based upon management's estimate of appreciation in the value of the Partnership, no accrual for contingent interest has been recorded at December 31, 1995 and 1994.

         The principal amount of the subordinated note payable to Seller is due on January 1, 1998. Interest on the outstanding principal accrues at the rate of 8.5% per annum. Interest accrued and unpaid through December 31, 1993 is due and payable on January 1, 1998. Interest accrued after December 31, 1993 is payable annually. For financial reporting purposes, however, interest on the note accrues at an implicit rate of 14.5% per annum and the note's original stated principal of $6 million has been discounted to reflect this yield. Accordingly, interest accrued through December 31, 1995 and 1994 of $2,877 and $2,790, respectively, has been added to the discounted principal amount of the note. In January 1996, a third-party exercised its option to acquire the assets of the station (Note 9). Accordingly, the note has been classified as a current liability at December 31, 1995.

         Interest paid during the years ended December 31, 1995 and 1994 was $1,603 and $1,348, respectively.


7.       Retirement Savings Plan

         The Partnership has adopted a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees of the Partnership and affiliated partnerships who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Partnership contributions to the plan may be made at the discretion of the Board of Directors. No Partnership contributions were authorized for the years ended December 31, 1995 and 1994.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - --------------------------------------------------------------------------------


8.       Commitments and Contingencies

         Employment Agreement
         As a result of the Partnership's execution of the Option Agreement (Note 9) in 1994, the Partnership and the general partner, ABRY Communications II, L.P., amended an employment agreement which entitled certain key employees to appreciation rights payable upon either a change in control of the Partnership or the payment of certain partner cash distributions. Previously, the employees vested in these rights at the rate of 20% per year from the date the rights were granted, except that they vested fully at the time the rights became payable. Amounts due to the employees in connection with those rights were determined by a formula which considers appreciation in the value of the Partnership. Under the amendment, such employees received payments in lieu of the appreciation rights discussed above. Compensation expense of $862 was recognized for compensation related to these rights during the year ended December 31, 1994. An accrual for $700 for compensation related to these rights which were paid in January 1995, was included in accrued expenses at December 31, 1994.

         Broadcast License Agreements
         Broadcast rights acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. In addition to these broadcast rights payable at December 31, 1995, the Partnership has $7,769 of commitments to acquire broadcast rights for which the license period has not commenced and, accordingly, for which no liability has been recorded. Future minimum payments arising from such commitments outstanding at December 31, 1995, of which $4,232 represents barter commitments, are as follows:

         1996                                       $       903
         1997                                             2,221
         1998                                             1,918
         1999                                             1,517
         2000                                             1,210
                                                      ---------

                                                    $     7,769
                                                      =========


         Programming
         Under the terms of an agreement executed in September 1995 with a third-party, the Partnership is committed to make available certain time periods for broadcasting Cincinnati Reds baseball games during each of the 1996-1998 major league baseball seasons, in exchange for a fixed fee per game and other defined compensation. The agreement expires in December 1998 or the earliest date after April 1, 1996 on which the third-party no longer has the rights to telecast such baseball games. In 1995, the Partnership generated revenue of $25 related to this agreement.

Cincinnati TV 64 Limited Partnership
Notes to Financial Statements (in thousands)
- - -------------------------------------------------------------------------------

         Operating Leases

         The Partnership assumed a noncancellable operating lease under which property at its transmission antenna site is leased through 1998. Charges to operations for this lease aggregated $68 in 1995 and $71 in 1994. As of December 31, 1995, annual minimum lease payments under the property lease are $61 through 1997.


9.       Option Agreement

         On May 24, 1994, the Partnership entered into an agreement whereby the Partnership granted a third-party an option to acquire the assets of the station for an amount equal to the lesser of the outstanding debt as of the exercise date, including accrued interest thereon, or $11,000. The acquiring entity will assume all other liabilities of the station. In conjunction with the option agreement, the Partnership entered into an agreement with the third-party whereby the Partnership would pay the third-party a consulting fee of $250 per year as long as the option is outstanding. Charges to operations related to this agreement were $250 in 1995 and $127 in 1994.

         The third-party exercised this option in January 1996. The transaction is subject to regulatory approval. As a result of the exercise of this option, all debt of the station is classified as current at December 31, 1995, in accordance with the Partnership's loan agreements (Note
         6).

                             RIVER CITY BROADCASTING
                         (RIVER CITY BROADCASTING, L.P.
                       AND ITS MAJORITY-OWNED BUSINESSES)

                        Consolidated Financial Statements
                                  and Schedules

                           December 31, 1994 and 1995

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------

The Partners
River City Broadcasting, L.P.:

We have audited the accompanying consolidated balance sheets of River City Broadcasting, L.P. and its majority-owned businesses as of December 31, 1994 and 1995, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of River City Broadcasting, L.P. and its majority-owned businesses as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information included in Schedules 1 and 2 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual broadcast properties. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


                                        KPMG Peat Marwick LLP




February 23, 1996

                             RIVER CITY BROADCASTING

                           Consolidated Balance Sheets

                           December 31, 1994 and 1995




                                       Assets                               1994                  1995
                                       ------                               ----                  ----


Current assets:
   Cash and cash equivalents                                            $  2,444,738          $  3,009,949
   Receivables, less allowance for doubtful
     accounts of approximately $751,000 in 1994
     and $1,011,000 in 1995                                               38,380,927            55,700,972
   Current portion of program rights                                      18,721,662            23,275,767
   Prepaid and other current assets                                        3,364,193             4,456,352
                                                                          ----------            ----------
                    Total current assets                                  62,911,520            86,443,040
Property and equipment, net                                               83,518,363            96,269,944
Program rights, less current portion                                      19,255,197            19,650,217
Intangible assets, net                                                   239,689,766           350,878,357
Other noncurrent assets                                                   11,301,757            20,588,525
                                                                         -----------           -----------
                    Total assets                                       $ 416,676,603         $ 573,830,083
                                                                         ===========           ===========

                          Liabilities and Partners' Capital
                          ---------------------------------

Current liabilities:
   Current installments of long-term debt                                      $  -          $  38,587,000
   Current installments of program rights payable                         26,178,686            30,071,545
   Accrued expenses 7,376,801                                             12,462,416
   Accounts payable 862,162                                                6,924,246
   Distributions payable                                                   2,274,613                    -
                                                                          ----------           -----------
                    Total current liabilities                             36,692,262            88,045,207
Long-term debt, less current installments                                309,550,000           404,413,000
Program rights payable, less current installments                         17,136,852            27,579,601
Deferred compensation                                                      5,260,477             5,516,833
                                                                          ----------            ----------
                    Total liabilities                                    368,639,591           525,554,641

Commitments and contingencies

Partners' capital;  19,386 general partner units and 126,047 and 148,651 limited partner units outstanding at
   December 31, 1994 and 1995, respectively                               48,037,012            48,275,442
                                                                          -----------           ----------
                    Total liabilities an
                       partners' capital                               $ 416,676,603         $ 573,830,083
                                                                         ===========           ===========


            See accompanying  notes to consolidated  financial statements.

                             RIVER CITY BROADCASTING

                      Consolidated Statements of Operations

                  Years ended December 31, 1993, 1994, and 1995




                                                                   1993                 1994                 1995
                                                                   ----                 ----                 ----

Net operating revenues:
   Local time sales                                             $ 34,377,284         $  52,867,854          $ 107,591,097
   National time sales                                            28,718,245            42,950,399             69,945,187
   Other revenues                                                  3,119,122             4,567,058             10,653,860
                                                                  ----------            ----------            -----------
              Total operating revenues                            66,214,651           100,385,311            188,190,144
                                                                  ----------           -----------            -----------

Operating costs:
   Station operating expenses                                     15,857,926            26,516,623             62,040,690
   Selling expenses                                               10,889,632            11,977,659             25,973,660
   Program amortization expense                                   18,799,127            16,479,271             33,452,252
   Corporate expenses                                              1,872,983             2,498,181              4,482,364
   Depreciation                                                    6,287,274             8,259,487             11,523,526
   Amortization of intangible assets                               6,094,026            11,228,316             27,649,173
                                                                  ----------           -----------            -----------
              Total operating costs                               59,800,968            76,959,537            165,121,665
                                                                  ----------           -----------            -----------

              Operating income                                     6,413,683            23,425,774             23,068,479
                                                                  ----------           -----------            -----------

Other income (expense):
   Interest expense                                               (5,341,346)          (11,033,149)           (33,087,633)
   Amortization of deferred financing
     costs and debt discount                                      (1,573,262)           (1,066,296)            (1,434,904)
   Interest income                                                   177,656               333,673              1,715,104
   Other                                                             (45,227)               21,720                (22,616)
                                                                    --------               -------               --------
                                                                  (6,782,179)          (11,744,052)           (32,830,049)
                                                                  ----------           -----------            -----------
              Income (loss) before
                 extraordinary item                                 (368,496)           11,681,722             (9,761,570)

Extraordinary item - early extin-
   guishment of debt                                              (6,841,084)           (3,348,506)                    -
                                                                  ----------           -----------            -----------
              Net earnings (loss)                               $ (7,209,580)         $  8,333,216          $  (9,761,570)
                                                                  ==========            ==========            ===========


              See accompanying  notes to consolidated  financial statements.

                             RIVER CITY BROADCASTING

             Consolidated Statements of Partners' Capital (Deficit)

                  Years ended December 31, 1993, 1994, and 1995





                                                                  General                Limited
                                                                  partner                partners               Total
                                                                  -------                --------               ------


Balance at December 31, 1992                                   $ (6,936,635)          $  -                  $ (6,936,635)

Partners' capital contributions                                          -              76,500,000             76,500,000

Conversion of equity debentures                                          -               8,191,527              8,191,527

Redemption of partners' capital                                 (12,986,107)           (15,580,796)           (28,566,903)

Net loss                                                           (973,697)            (6,235,883)            (7,209,580)
                                                                  ---------             ----------             ----------

Balance at December 31, 1993                                    (20,896,439)            62,874,848             41,978,409

Distributions -                                                                         (2,274,613)            (2,274,613)

Net earnings                                                      8,333,216                      -              8,333,216
                                                                 ----------             ----------             ----------

Balance at December 31, 1994                                    (12,563,223)            60,600,235             48,037,012

Issuance of limited partner interest                                     -              10,000,000             10,000,000

Net loss                                                                 -              (9,761,570)            (9,761,570)
                                                                 ----------             ----------             ----------

Balance at December 31, 1995                                   $(12,563,223)          $ 60,838,665           $ 48,275,442
                                                                 ==========             ==========             ==========


          See accompanying  notes to consolidated  financial statements.

                             RIVER CITY BROADCASTING

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1993, 1994, and 1995





                                                                            1993                   1994                  1995
                                                                            ----                   ----                  ----
Cash flows from operating activities:
   Net earnings (loss)                                                   $ (7,209,580)          $  8,333,216         $  (9,761,570)
   Extraordinary item (note 12)                                             6,841,084              2,164,006                -
   Interest expense on conversion of debenture
     to equity                                                                101,327                -                      -
   Adjustments to reconcile net earnings
     (loss) to net cash provided by operating
     activities:
       Program amortization expense                                        18,799,127             16,479,271            33,452,252
       Depreciation                                                         6,287,274              8,259,487            11,523,526
       Loss on disposition of property and
         equipment                                                             47,416                -                     193,249
       Amortization of deferred financing
         costs and debt discount                                            1,573,262              1,066,296             1,434,904
       Amortization of intangible assets                                    6,094,026             11,228,316            27,649,173
       Retirement of program rights payable                               (15,773,065)           (13,892,127)          (24,065,769)
       Change in assets and liabilities, net
         of effects from purchase of broad-
         cast properties:
           Increase in receivables, net                                    (1,816,872)            (7,940,420)          (17,320,045)
           Increase in prepaid and other current
             assets                                                          (133,109)              (472,744)             (763,768)
           Increase in other noncurrent assets                               (247,492)              (921,957)           (9,286,768)
           Increase (decrease) in accounts payable
             and accrued expenses                                          (1,087,119)              (644,978)           11,147,699
           Increase in deferred compensation                                1,161,000              3,236,477               256,356
                                                                           ----------             ----------              --------
           Net cash provided by operating
                  activities                                               14,637,279             26,894,843            24,459,239
                                                                           ----------            -----------           -----------
Cash flows from investing activities,
   net of effects from purchase of broad-
   cast properties:
     Costs to acquire broadcast properties                                      -               (175,397,321)         (137,884,857)
     Additions to property and equipment                                    1,080,171)            (5,304,587)          (11,286,967)
     Additions to intangible assets                                        (1,329,361)            (2,210,655)           (2,682,454)
     Funding of local marketing agreement                                       -                (11,000,000)               -
                                                                             --------           ------------           ------------
               Net cash used in investing
               activities                                                   2,409,532)          (193,912,563)         (151,854,278)
                                                                          -----------            -----------           -----------
Cash flows from financing activities:
   Retirement of long-term debt                                           (58,554,497)          (138,360,116)           (1,550,000)
   Proceeds from term loan                                                      -                120,000,000           110,000,000
   Net borrowings under revolving loan commitment                               -                188,000,000            25,000,000
   Redemption of partnership interest                                     (28,566,903)                 -                     -
   Proceeds from partners' capital
     contributions                                                         76,500,000                  -                     -
   Distributions paid                                                           -                      -                (2,274,613)
   Additions to deferred financing fees                                      (165,174)            (4,450,344)           (3,215,137)
                                                                            ---------            -----------           -----------
               Net cash provided by (used in)
                  financing activities                                    (10,786,574)           165,189,540           127,960,250
                                                                           ----------            -----------           -----------
               Net increase (decrease) in cash
                  and cash equivalents                                      1,441,173             (1,828,180)              565,211
Cash and cash equivalents, beginning of year                                2,831,745              4,272,918             2,444,738
                                                                           ----------             ----------            ----------
Cash and cash equivalents, end of year                                   $  4,272,918           $  2,444,738          $  3,009,949
                                                                           ==========             ==========            ==========


             See  accompanying  notes to consolidated financial statements.

                             RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements

                           December 31, 1994 and 1995




(1)    Business Description
       --------------------

       River  City   Broadcasting,   L.P.   (River  City   Broadcasting  or  the
          Partnership) is a limited partnership formed to purchase and operate broadcast properties and related activities. River City Broadcasting has acquired nine broadcast television stations and 24 radio stations. The Partnership also operates one television station and three radio stations under local marketing agreements (LMAs). River City Broadcasting is managed by its general partner subject to terms and conditions specified in the Second Amended and Restated Agreement of Limited Partnership (Limited Partnership Agreement).

       On September   3,  1993,   River  City   Broadcasting   entered   into  a
          Reorganization Agreement, whereby additional equity funding was injected into the Partnership, and certain partners' interests were redeemed (the Recapitalization).

(2)    Summary of Significant Accounting Policies
       ------------------------------------------

       Principles of Consolidation
       ----------------------------
       The accompanying consolidated financial statements include the accounts of River City Broadcasting and its majority-owned businesses.

       Management's Use of Estimates
       -----------------------------
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Program Rights
       --------------
       Program rights and related liabilities are recorded at cost when the film is available for broadcasting. Agreements define the lives of the rights and frequently the number of showings. The cost of program rights is charged against earnings using straight-line and accelerated methods.

       Program rights, representing the cost of those rights available for broadcasting and expected to be broadcast in the succeeding fiscal year, are shown as a current asset. Program rights payable are classified as current based on those payments of the various contracts contractually due within the succeeding fiscal year.

       Program rights are stated at the lower of cost or estimated net realizable value.

                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements


       Property and Equipment
       ----------------------
       Property and equipment is recorded at cost. Maintenance and repairs are charged against earnings, while improvements which extend useful lives are capitalized.

       Depreciation expense is computed using primarily the straight-line method over the estimated useful lives of the related assets.

       Intangible Assets
       -----------------
       Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete, deferred financing costs, and going-concern values. Amortization expense is computed on a straight-line basis over the estimated lives of the assets, which generally range from 5-20 years.

       The Partnership assesses the recoverability of these intangible assets by determining whether the amortization of the remaining balances over their remaining lives can be recovered through projected undiscounted future results. The amount of impairment, if any, is measured based on projected discounted future results using a discount rate reflecting the Company's average cost of funds. The methodology that management used to project results of operations forward was based on the historical trend line of actual results.

       Interest Rate Risk Management
       -----------------------------
       The Partnership uses a combination of financial instruments as part of its program to manage interest rate risk on its floating rate debt.
          Such investments are considered hedges and, accordingly, changes in their market value, representing the cost to close the Partnership's position in these financial instruments, are not reflected in the consolidated financial statements (see note 7).

       Deferred Compensation
       ---------------------
       River City Broadcasting has entered into deferred compensation agreements with members of management at certain of the broadcast properties. Deferred compensation expense is recorded over the period of employee service based on terms as contained in the respective agreements.

       In addition to the deferred compensation agreements described above, the Partnership has granted Phantom Warrant Units to certain key members of management. These Phantom Warrant Units were granted pursuant to a Phantom Unit Plan (the Plan). Under Plan provisions, the Phantom Warrant Unit holders will receive performance compensation based on the appreciation in value of the Partnership. This compensation is recognized as incurred based on a six-year vesting period.

       Warrant Units
       -------------
       Concurrently with the Recapitalization,  warrant units were issued to two key members of management, who are also the sole shareholders of the general partner of River City Broadcasting. These warrant units provide for, among other things as described in the Limited Partnership Agreement, participation in Partnership profits and losses and equity appreciation on a basis substantially similar to a 10% partnership interest.

                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements


       Income Taxes and Distributions for Taxes
       ----------------------------------------
       No income tax provision has been included in the consolidated financial statements since profit and loss in the Partnership and the related tax attributes are deemed to be distributed to, and to be reportable by, the partners of the Partnership on their respective income tax returns. Accordingly, based on the tax attributes to be passed through to the partners, the Partnership records a distribution payable calculated pursuant to the Limited Partnership Agreement for amounts expected to be distributed to the partners for their estimated tax liability.

       Limited Partnership Agreement
       -----------------------------
       The allocation of Partnership profits and losses, cash distributions, voting rights, certain equity preference and appreciation rights, and other matters are defined in the Limited Partnership Agreement. These items, except voting rights, are principally determined based on the tax basis of the respective partners.

       Revenues
       --------
       Broadcasting  revenues are derived  principally  from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

       Barter Transaction
       ------------------
       Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.

       Consolidated Statements of Cash Flows
       -------------------------------------
       For purposes  of  the   consolidated   statements   of  cash  flows,  the
          Partnership considers all cash investments with an original maturity of three months or less to be cash equivalents.

       Reclassification
       ----------------
       Certain 1993 and 1994 balances have been reclassified to conform with the 1995 presentation.

(3)    Acquisition of Broadcast Properties
       -----------------------------------
       In September  1994, the Partnership  acquired  certain assets and assumed certain liabilities of Continental Broadcasting Ltd. (Continental) for total cash consideration of approximately $175,397,000. In connection with the acquisition, River City Broadcasting assumed $120,000,000 of senior subordinated notes and related accrued interest. Broadcast properties acquired include WSYX-TV (Columbus, Ohio), KOVR-TV (Sacramento, California), and WLOS-TV/WFBC-TV (formerly WAXA-TV) (Asheville, North Carolina, and Anderson, South Carolina).

                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements


       This acquisition is a purchase transaction and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values as of the acquisition date, as determined by independent appraisal. The allocation of the purchase price is summarized as follows:

                Intangible assets                                 $ 221,995,342
                Property and equipment                               62,285,634
                Accounts receivable 13,313,252
                Program rights                                       10,471,346
                Prepaid and other current assets                        164,898
                Program rights payable                               (7,752,322)
                Accounts payable and accrued expenses                (2,672,495)
                                                                      ----------
                                          Total purchase price      297,805,655
                Assumption of debt, plus related
                   accrued interest (122,408,334)
                                    -------------
                                                                  $ 175,397,321
                                                                  =============

       In July  1995,  the  Partnership  acquired  certain  assets of  Keymarket
          Communication and affiliated companies (Keymarket), as defined in the underlying Asset Purchase Agreement, for total cash consideration of approximately $131,000,000 and $10,000,000 of limited partner units. Broadcast properties acquired consist of 19 radio stations within the Los Angeles, California, Nashville, Tennessee, New Orleans, Louisiana, Memphis, Tennessee, Buffalo, New York and Wilkes-Barre/Scranton, Pennsylvania markets. Additionally, the Partnership acquired the rights to operate three radio stations under LMAs.

       In October 1995,  the  Partnership  acquired a 60% interest in Twin Peaks
          Radio (Twin Peaks) through its acquisition of Sandia Peak Broadcasters, Inc. As discussed in note 17, the Partnership acquired the remaining 40% interest in Twin Peaks in January 1996. Twin Peaks is a partnership which owns and operates three radio stations in the Albuquerque, New Mexico area. Total cash consideration paid in 1995 amounted to approximately $3,200,000.

       In November 1995, the Partnership  acquired  certain assets of WVRV-FM in
          St. Louis, Missouri, for cash consideration of approximately $3,600,000. River City Broadcasting previously operated this station under an LMA.

       The 1995 acquisitions are purchase transactions and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values as of the acquisition date, as determined by independent appraisal. The allocation of the purchase price is summarized as follows:

                  Intangible assets $ 134,375,077
                  Property and equipment                             13,181,389
                  Prepaid and other current
                     assets                                             328,391
                                                                      ---------
                                         Total purchase price       147,884,857
                  Issuance of limited partner units                 (10,000,000)
                                                                     -----------
                                                                  $ 137,884,857
                                                                  ==============


                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements


       The following unaudited   supplemental  pro  forma  information  presents
          revenues,  income (loss) before  extraordinary  item, and net earnings
          (loss) as though River City Broadcasting had consummated the 1995 acquisitions on January 1, 1994 (1994) and January 1, 1995 (1995):


                                                      1994                 1995
                                                      ----                 ----

            Revenues                             $ 148,492,000         $ 213,749,000
                                                   ===========           ===========

            Loss before extraordinary item       $ (22,907,000)        $ (17,232,000)
                                                   ===========           ===========

            Net loss                             $ (26,255,000)        $ (17,232,000)
                                                   ===========           ===========

(4)    Intangible Assets
       -----------------
       A summary of intangible assets follows:

                                                                                        Asset
                                                                                       lives in
                                                     1994                  1995         years
                                                     ----                  ----         -----
        Network affiliation agreements, net
           of amortization of approximately
           $3,077,000 and $9,724,000 in 1994
           and 1995, respectively                $ 143,950,815         $ 137,813,988       20
        Broadcasting licenses, net of amortiza-
           tion of approximately $1,506,000 and
           $4,605,000 in 1994 and 1995, respec-
           tively                                   47,529,039           114,567,600       20
        Deferred financing costs, net of amor-
           tization of approximately $382,000
           and $1,817,000 in 1994 and 1995,
           respectively                              4,068,376             7,052,734        8
        Covenants not to compete, net of amor-
           tization of approximately $5,900,000
           and $11,410,000 in 1994 and 1995,
           respectively                             18,100,004            12,669,639        5
        Going-concern value, net of amortiza-
           tion of approximately $636,000 and
           $1,168,000 in 1994 and 1995, respec-
           tively                                    5,554,642             8,502,935       20
        Other intangible assets, net of amorti-
           zation of approximately $16,754,000
           and $27,118,000 in 1994 and 1995,
           respectively                             20,072,564            70,271,461      2-20
                                                   -----------           -----------      ====
                                                 $ 239,275,440         $ 350,878,357
                                                   ===========           ===========


                                                                     (Continued)


(5)    Property and Equipment
       ----------------------
       A summary of property and equipment follows:

                                                                                        Lives
                                                     1994                  1995        in years
                                                     ----                  ----         --------

         Land                                    $  7,129,861          $  11,622,969       -
         Buildings and improvements                21,284,574             25,150,610     31.5
         Equipment, furniture, and fixtures        79,261,457             96,668,728     5-15
                                                                                         ====
         Construction in progress                   3,550,525              1,436,638
                                                   ----------             ----------
                                                  111,226,417            134,878,945
         Less accumulated depreciation             27,708,054             38,609,001
                                                   -----------           -----------
                                                 $ 83,518,363          $  96,269,944
                                                   ===========           ===========

(6)    Long-Term Debt
       A summary of long-term debt follows:

                                                    1994                   1995
                                                    ----                   ----

        Revolving Credit and Term Loan Agreements
        -----------------------------------------$ 308,000,000         $ 443,000,000
        Senior subordinated notes                    1,550,000                 -
                                                    ----------         -------------
                                                   309,550,000           443,000,000
         Less current installments                       -                38,587,000
                                                   -----------           -----------
                                                 $ 309,550,000         $ 404,413,000
                                                   ===========           ===========


       Upon the acquisition of the Continental broadcast properties in 1994, the Partnership assumed $120,000,000 of 10-5/8% senior subordinated notes. Interest is payable semiannually on January 1 and July 1 of each year. Pursuant to terms of the underlying indenture, subsequent to their assumption, River City Broadcasting offered to redeem the underlying notes from the holders at 101% of the principal amount thereof. In connection with this offer, $118,450,000 of the outstanding notes were redeemed in 1994. A put premium of $1,184,500 was charged to expense in 1994. The balance of the senior subordinated notes was redeemed in 1995.

       Concurrent with the acquisition of the Continental  broadcast  properties in 1994, the Partnership entered into a Senior Credit Facility providing a $120,000,000 term loan commitment and a revolving loan commitment of $230,000,000. In December 1994, the Partnership exercised the $120,000,000 term loan commitment in connection with the redemption of the senior subordinated notes described above.

       In April 1995 the Partnership amended the Senior Credit Facility (Amended
          Senior Credit Facility). The Amended Senior Credit Facility provided for an additional term loan commitment of $110,000,000. In July 1995, the Partnership exercised the $110,000,000 term loan commitment in connection with the Keymarket acquisition.


                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements

       At December 31, 1995 the Partnership had outstanding borrowings of $213,000,000 under the revolving loan commitment. The revolving loan commitment of $230,000,000 is reduced as follows: $9,200,000 each quarter beginning December 31, 1995 through December 31, 1999; $10,750,000 each quarter through December 31, 2000; and $15,300,000 each quarter through June 30, 2001. The term loan is payable in increasing quarterly installments through December 2002. Accelerated principal payments are required upon the Partnership meeting certain financial objectives or upon the occurrence of certain other events as defined in the Amended Senior Credit Facility. Borrowings are secured by substantially all of the Partnership's assets and by a lien on all limited partner interests. The Amended Senior Credit Facility includes certain covenants which, among other things, require the Partnership to meet certain financial performance goals and maintain certain financial ratios, limit capital expenditures, and limit the incurrence of additional indebtedness.

       Under terms of the Amended Senior Credit Facility, the Partnership has the option to elect from various interest rate options. The Amended Senior Credit Facility also includes a provision whereby the interest rate is adjusted each quarter based on River City Broadcasting's financial performance. Substantially all amounts borrowed under the Amended Senior Credit Facility accrue interest based on the LIBOR rate. At December 31, 1995, the Company's effective borrowing rate under this agreement, including the effect of interest rate risk management activities, was 8.7%. The Amended Senior Credit Facility requires the Partnership to pay unused commitment fees (term and revolver) at 3/8 of 1%, payable quarterly.

       Theaggregate maturities of long-term debt reflect scheduled principal payments due under the term loan commitment and the required principal reductions on the revolving loan commitment and are as follows:

              Year ending December 31:
                 1996                                        $  38,587,000
                 1997                                           46,387,000
                 1998                                           51,175,000
                 1999                                           55,963,000
                 2000                                           73,663,000
                 Thereafter                                    177,225,000
                                                               -----------
                                                             $ 443,000,000
                                                               ===========

(7)    Interest Rate Risk Management
       -----------------------------
       The Partnership uses a combination of financial instruments, including interest rate swaps, interest rate caps, interest rate collars, and forward rate agreements, as part of its program to manage the floating interest rate risk of its debt portfolio and related overall cost of borrowing. These financial instruments, which are for nontrading purposes, allow the Partnership to maintain a target range of fixed rate debt. The Amended Senior Credit Facility requires the Partnership to hedge 50% of its floating rate risk through December 1997.

       Interest rate swaps involve the exchange of floating rate for fixed rate interest payments to effectively convert floating rate debt to fixed rate debt. The interest rate swap agreement is for a term of approximately three years and matures December 1997.

                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements


       The Partnership purchased interest rate caps to convert floating rate debt to a fixed rate if such rates rise above 9.5%. The cost of the interest rate caps totaled approximately $613,000 and is being amortized over the term of the agreements, generally three years. The unamortized balance is approximately $408,000 at December 31, 1995. Interest rate cap agreements mature in December 1997 and January 1998.

       Interest rate collars involve the conversion of floating rate debt to a fixed rate if such rates exceed 9.5% or fall below a specified floor rate (generally 4.0%-4.2%). Such agreements mature in December 1997.

       Forward rate agreements are short-term contracts (generally 3-6 months) which allow the Partnership to lock in its effective LIBOR rates over short-term periods. Such agreements mature January 1996 through April 1996.

       The following financial instruments were held at December 31, 1995:

                                             Notional              Fair
                                              amounts              value
                                             --------              -----

                  Interest rate swap       $  50,000,000        $(2,103,000)
                  Interest rate caps         105,000,000             12,000
                  Interest rate collars       70,000,000            (91,000)
                  Forward rate agreements    411,000,000           (304,000)
                                             ===========          =========

       Estimated fair values shown above only  represent  the value of the hedge or swap component of these transactions, and thus are not indicative of the Partnership's overall hedged position. As fully hedged transactions, the estimated fair values of the interest rate financial instruments do not affect income and are not recorded in the consolidated financial statements, but rather only represent the amount which would be required to close the Partnership's position in the financial instruments at December 31, 1995.

(8)    Disclosures About Fair Value of Financial Instruments
       -----------------------------------------------------
          Cash and Cash Equivalents, Receivables, and Payables - The carrying amount approximates fair value because of the short-term maturity of these instruments.

          Long-Term  Investment  - The  Partnership  holds a 16%  interest  in a partnership  for  which  there  are no  quoted  market  prices.  A
              reasonable   estimate  of  fair  value  could  not  be  made.  The
              investment is carried at its cost of $1,654,000 in the consolidated balance sheet.

          Long-Term Debt - The fair value of the Partnership's debt is estimated based on the current rates offered to the Partnership for debt of the same remaining maturities. The carrying amount approximates fair value because of the variable interest rate attached to the debt.


                                                                     (Continued)

                             RIVER CITY BROADCASTIN

                   Notes to Consolidated Financial Statements


          Program Rights Payable - The fair value of film contracts payable is the present value of the future obligations based on the current rates available to the Partnership for debt of similar maturity. The carrying amount and fair value of program rights payable at December 31, 1995 were $56,223,000 and $48,494,000, respectively.

(9)    Local Marketing Agreement
       In August 1995 the Partnership entered into a five-year LMA with KRRT, Inc. (Licensee). In a related transaction, the Partnership loaned $10,000,000 to the Licensee. The related note bears interest at 8%. Pursuant to the LMA, KRRT-TV of Kerrville, Texas (the brokered station) will air programming provided by River City Broadcasting in exchange for specified compensation. Such compensation is principally based on certain station operating costs of the brokered station, including debt service. River City Broadcasting will retain all advertising revenues derived from programming for which it has provided. The LMA is cancellable by the Licensee or River City Broadcasting.

(10)   Equity Debentures
       In connection with the purchase of KDSM-TV and the first amendment of the
          Limited  Partnership  Agreement,  River City  Broadcasting  issued two debentures totaling $2,500,000. These debentures were issued in consideration of, among other things, consent granted by a certain partner allowing River City Broadcasting to complete certain transactions as contained in the respective debenture agreements. Amounts due under the debenture agreements were to be satisfied through equity distributions made in accordance with terms of the Limited Partnership Agreement. Accordingly, for financial reporting purposes, the debentures were treated as equity preference items and the related principal and accrued interest were not reflected (as liabilities or as equity) in the consolidated financial statements of River City Broadcasting. Concurrent with the Recapitalization, these debentures were satisfied through an equity distribution to the partner.

(11)   Supplemental Cash Flow and Other Financial Information
       Cash paid for interest totaled approximately $6,106,000, $11,523,000, and $29,249,000 for the years ended December 31, 1993, 1994, and 1995, respectively.

       River City  Broadcasting  purchased  program  rights,  on an  installment
          basis,  amounting  to  approximately  $16,285,000,   $15,749,000,  and
          $38,401,000 in 1993, 1994, and 1995, respectively. Amounts reflected as retirements of program rights payable represent amounts actually paid to vendors under various program rights agreements.

       In connection with the Keymarket acquisition, the Partnership granted $10,000,000 of limited partner units to the Keymarket seller.

       Cash overdrafts amounting to approximately $3,959,000 were included in accounts payable at December 31, 1995.

       Based on certain events, including network affiliation changes at certain broadcast properties, management performed a review of program rights to determine projected usage and revenue streams. Based on this review, the Partnership wrote off certain programming and recognized a charge of approximately $7,100,000 to operations for the year ended December 31, 1995.

       Pursuant to the  deferred  compensation  agreements  and Phantom  Warrant
          Units described in note 2, the Partnership recognized approximately $1,161,000, $3,236,000, and $1,143,000 of deferred compensation expense in 1993, 1994, and 1995, respectively.

       At December 31, 1994, the Partnership recorded a distribution payable of $2,274,613 in anticipation of income taxes due by the partners as described in note 2. In accordance with the Limited Partnership Agreement this distribution was paid in 1995.

       In 1993,  River  City  Broadcasting  retired  a  $1,000,000  subordinated debenture for $8,191,527. This amount includes accrued interest of $350,443 of which $101,327

                                                                     (Continued)

                            RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements



          represents 1993 interest expense. The debenture contained a contingent interest provision, determined based on certain equity like features, which was triggered concurrent with the Recapitalization. Retirement of this debenture was effected through its conversion to a limited partnership interest and a charge to interest expense of $7,191,527 (see note 16).

(12)    Extraordinary  Items
        -------------------
        Concurrently  with  the   Recapitalization   in  1993,  the  Partnership
          redeemed, through conversion to equity, the $1,000,000 1989 subordinated debenture for $8,191,527, including accrued interest of $350,443. This redemption was treated as an early extinguishment of debt for financial reporting purposes.

        As described in note 7, the Partnership redeemed $118,450,000 of the outstanding Continental notes with a put premium of $1,184,500. Additionally, in connection with the extinguishment of its prior Amended Senior Credit Facility, the Partnership expensed approximately $2,164,000 of related deferred financing fees. These items were treated as an early extinguishment of debt for financial reporting purposes.

(13)   Related Party Transactions
       --------------------------
       Prior to the Recapitalization,  the general partner received a management fee from each station primarily based on the individual station's revenues. Subsequent to the Recapitalization, the general partner no longer received management fees. Pursuant to the Recapitalization, corporate expenses are allocated to each station to cover the salaries and expenses of senior management. Such allocation is based upon certain financial information and management's estimate of actual time spent. Management believes the allocation is reasonable and approximates what the expenses would have been on a stand-alone basis. In 1993, management fees totaling approximately $1,220,000 were paid to a general partner whose interest was redeemed concurrent with the Recapitalization. Beginning in 1994, costs associated with certain members of senior management were allocated to corporate expenses. Previously, these costs were included in station operating expenses. Total management fees and expenses, including corporate expenses, for the years ended December 31, 1993, 1994, and 1995 amounted to approximately $1,873,000, $2,498,000 and $4,482,000, respectively.

                                                                     (Continued)

                             RIVER CITY BROADCASTING

                   Notes to Consolidated Financial Statements


(14)   Employee Benefits
       -----------------
       River City Broadcasting maintains a qualified  profit-sharing plan with a trustee, which includes a thrift provision qualifying under Section 401(k) of the Internal Revenue Code, covering substantially all employees. The provision allows the participants to contribute up to 12% of their compensation in the plan year, subject to statutory limitations. River City Broadcasting contributed approximately $121,000, $215,000, and $388,000 for the years ended December 31,
           1993, 1994, and 1995, respectively, to the Plan.

       In 1994, River City Broadcasting began contributing to a multi-employer plan on behalf of certain union employees. Contributions to the plan totaled approximately $20,000 and $31,000 for the years ended December 31, 1994 and 1995, respectively.

(15)   Commitments and Contingencies
       -----------------------------
       In conjunction  with River City  Broadcasting's  commitment to obtain new programming, the Partnership has purchased approximately $34,579,000 of future program rights, including $14,089,000 of sports rights, of which approximately $4,047,000 will become payable in 1996. These rights are generally for a period ranging from one to four years. Program rights and related obligations in the accompanying consolidated financial statements do not include these future commitments.

       The Partnership  loaned  approximately  $6,200,000  to Keymarket of South
          Carolina (KSC), a Company owned by a member of Keymarket management. The loan bears interest at the applicable federal rate, is secured by all of the assets of KSC, and is payable upon demand by the Partnership. KSC owns three radio stations and operates two additional radio stations under an LMA. River City Broadcasting holds an option to acquire KSC for consideration totaling the amount of the loans outstanding, including accrued interest, plus $1,000,000.

       The Partnership   has   capitalized   approximately   $1,400,000 of  fees
          associated with a bond offering filed with the SEC in 1995. In the event the offering is aborted, the Partnership will recognize a charge to operations of $1,400,000. If the offering is consummated, these fees will be amortized over the life of the bonds.

       River City Broadcasting is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Partnership's financial position.

(16)   Subsequent Event
       ----------------
       In January 1996, the Partnership acquired the remaining 40% partnership interest in Twin Peaks Radio which owned and operated three radio stations in the Albuquerque, New Mexico area.

                                                                     (Continued)

                                                   Schedule 1
                                                   ----------

                                                  Schedule 2
                                                  ----------

                                                                    RIVER CITY BROADCASTING

                                                     Supplementary Information - Consolidating Balance Sheet

                                                                        December 31, 1995


                                                                                          WTTV-TV/
                Assets                  KDNL-TV           KABB-TV         KDSM-TV         WTTK-TV         KOVR-TV
                ------                  -------           -------         -------         -------         -------
Current assets:
   Cash and cash equiva-
     lents                             $  136,987         663,728          61,963         257,698          276,919
   Receivables, net                     9,446,816       6,475,645       1,971,162       7,524,596        5,333,369
   Current portion of
     program rights                     5,048,222       4,990,635         990,783       7,557,344        2,270,161
   Prepaid and other
     current assets                     2,762,779         404,158         177,762         115,647          101,716
                                       ----------        --------        --------        --------         --------
          Total current
             assets                    17,394,804      12,534,166       3,201,670      15,455,285        7,982,165
Property and equipment,
   net                                 13,398,013       6,071,055       1,628,463       6,306,885       25,573,822
Program rights, less
   current portion                      3,804,258       3,727,993         805,856       9,598,582          458,149
Intangible assets, net                 13,834,974         330,825       2,979,140       4,981,976       53,061,805
Other noncurrent assets                18,862,013         114,830              -          577,465        1,034,217
Intracompany receivable
   (payable)                          419,533,197       6,829,155      (5,474,147)     (6,508,035)     (81,859,044)
                                      -----------      ----------       ---------      ----------       ----------
          Total assets              $ 486,827,259      29,608,024       3,140,982      30,412,158        6,251,114
                                      ===========      ==========       =========      ==========       ==========



                                                          WLOS-TV/        KPNT-FM/
                Assets                  WSYX-TV           WFBC-TV         WVRV-FM       KEYMARKET      Consolidated
                ------                  -------           -------         -------         -------         -------

Current assets:
   Cash and cash equiva-
     lents                                150,287         167,249             418       1,294,700        3,009,949
   Receivables, net                     6,767,482       4,861,239       1,094,329      12,226,334       55,700,972
   Current portion of
     program rights                     1,432,430         986,192              -            -           23,275,767
   Prepaid and other
     current assets                       302,959         399,386          18,945         173,000        4,456,352
                                       ----------        --------        --------        --------         --------
          Total current
             assets                     8,653,158       6,414,066       1,113,692      13,694,034       86,443,040
Property and equipment,
   net                                 15,504,051      15,949,746       2,081,073       9,756,836       96,269,944
Program rights, less
   current portion                        917,035         338,344              -            -           19,650,217
Intangible assets, net                113,401,363      33,195,000       4,375,786     124,717,488      350,878,357
Other noncurrent assets                     -                -               -                 -        20,588,525
Intracompany receivable
   (payable)                         (128,728,876)    (48,106,061)    (11,616,036)   (144,070,153)           -
                                      -----------      ----------      ----------     -----------       ----------
          Total assets              $   9,746,731       7,791,095      (4,045,485)      4,098,205      573,830,083

                                       ==========       ==========      ==========     ==========      ===========

Liabilities and
      Partners' Capital (Deficit)

Current liabilities:
   Current installments of
     long-term debt                      38,587,000              -               -               -                -
   Current installments of
     Program rights payable               6,152,592       4,610,141       1,322,747      10,670,157        2,992,716
   Accrued expenses                       5,881,279         849,425         534,880         912,655          987,257
   Accounts payable                       3,907,463         573,611         372,024         306,187           13,758
                                         ----------        --------        --------        --------          -------
          Total current
             liabilities                 54,528,334       6,033,177       2,229,651      11,888,999        3,993,731
Long-term debt, less
   current installments                 404,413,000              -               -               -                -
Program rights payable,
   less current install-
   ments  7,655,070                       6,095,348       1,339,883       9,919,146       1,104,898        1,173,874
Deferred compensation                     5,459,000              -               -               -            57,833
                                         ----------             ---             ---             ---          -------
          Total liabilities             472,055,404      12,128,525       3,569,534      21,808,145        5,156,462
Partners' capital (deficit)              14,771,855      17,479,499        (428,552)      8,604,013        1,094,652
                                        -----------      ----------       ---------      ----------       ----------
          Total liabilities
             and partners'
             capital
             (deficit)                $ 486,827,259      29,608,024       3,140,982      30,412,158        6,251,114
                                        ===========      ==========       =========      ==========       ==========



Liabilities and
      Partners' Capital (Deficit)

Current liabilities:
   Current installments of
     long-term debt                             -                -               -                 -        38,587,000
   Current installments of
     Program rights payable               1,726,769       1,343,423              -          1,253,000       30,071,545
   Accrued expenses                        515,993          980,540         422,952         1,377,435       12,462,416
   Accounts payable                        282,022           52,453           1,207         1,415,521        6,924,246
                                          --------          -------          ------        ----------       ----------
          Total current
             liabilities                 2,524,784        2,376,416         424,159         4,045,956       88,045,207
Long-term debt, less
   current installments                         -                -               -                 -       404,413,000
Program rights payable,
   less current install-
   ments  7,655,070                        291,382               -               -         27,579,601
Deferred compensation                           -                -               -                 -         5,516,833
                                               ---              ---             ---               ---       ----------
          Total liabilities              3,698,658        2,667,798         424,159         4,045,956      525,554,641
Partners' capital (deficit)              6,048,073        5,123,297      (4,469,644)           52,249       48,275,442
                                        ----------       ----------      ----------           -------      -----------
          Total liabilities
             and partners'
             capital
             (deficit)                $  9,746,731        7,791,095      (4,045,485)        4,098,205      573,830,083
                                        ==========       ==========      ==========        ==========      ===========

Note: Financing for the Partnership's acquisitions and working capital needs, the acquisition of Twin Peaks, and Partnership distributions are included in KDNL-TV.

See accompanying independent auditors' report.


                             RIVER CITY BROADCASTING

        Supplementary Information - Consolidating Schedule of Operations

                          Year ended December 31, 1995



                                                                                   WTTV-TV/
                                    KDNL-TV        KABB-TV          KDSM-TV        WTTK-TV          KOVR-TV         WSYX-TV
                                    -------        -------          -------        -------          -------         -------
Net operating revenues:
   Local time sales             $ 15,219,598        9,291,868      4,327,637       14,617,850      10,941,996       15,378,536
   National time sales            10,572,978       10,260,740      2,844,380       10,481,144      12,358,279       12,067,694
   Other revenues                  1,438,516        1,544,350        306,137          924,624       2,045,354        1,320,056
                                  ----------       ----------       --------         --------      ----------       ----------
          Total operating
             revenues             27,231,092       21,096,958      7,478,154       26,023,618      25,345,629       28,766,286
                                  ----------       ----------      ---------       ----------      ----------       ----------
Operating costs:
   Station operating expenses      9,043,580        6,355,009      1,972,370        4,927,980      11,095,313        8,133,543
   Selling expenses                3,654,498        2,993,809      1,516,619        3,038,069       2,945,963        2,452,770
   Program amortization
     expense                       7,571,430        3,979,706      1,504,520        8,385,108       5,386,975        2,623,583
   Corporate expenses                649,508          500,000             -           550,000         400,000          700,000
   Depreciation                      633,464          713,700        897,220        2,283,646       2,680,064        2,107,422
   Amortization of intangi-
     ble assets                    1,010,731           97,507        936,720        2,239,389       3,771,848        9,779,555
                                  ----------          -------       --------       ----------      ----------       ----------
          Total operating
             costs                22,563,211       14,639,731      6,827,449       21,424,192      26,280,163       25,796,873
                                  ----------       ----------      ---------       ----------      ----------       ----------
          Operating income
             (loss)                4,667,881        6,457,227        650,705        4,599,426        (934,534)       2,969,413
                                  ----------       ----------       --------       ----------       ---------       ----------
Other income (expense):
   Interest expense              (32,986,956)              -              -          (100,677)             -                -
   Amortization of de-
     ferred financing
     costs and debt
     discount                     (1,434,904)              -              -                -               -                -
   Interest income                 1,697,599            3,965             -                -               -                -
   Other       -                          -            12,041        (98,111)         170,633         (56,771)         (50,408
          ----------                     ---          -------       --------         --------        --------         --------
                                 (32,724,261)           3,965         12,041         (198,788)        170,633          (56,771
                                  ----------           ------        -------        ---------        --------         --------
          Net earnings
             (loss)             $(28,056,380)       6,461,192        662,746        4,400,638        (763,901)       2,912,642
                                  ==========       ==========       ========       ==========       =========       ==========



                                   WLOS-TV/       KPNT-FM/
                                   WFBC-TV        WVRV-FM        KEYMARKET      Consolidated
                                   -------        -------        ---------      ------------
Net operating revenues:
   Local time sales                9,350,343       4,334,425      24,128,844       107,591,097
   National time sales             8,407,648         322,655       2,629,669        69,945,187
   Other revenues                  1,566,790         363,859       1,144,174        10,653,860
                                  ----------        --------      ----------       -----------
          Total operating
             revenues             19,324,781       5,020,939      27,902,687       188,190,144
                                  ----------       ---------      ----------       -----------
Operating costs:
   Station operating expenses      6,808,280       2,313,721      11,390,894        62,040,690
   Selling expenses                2,310,355       1,407,484       5,654,093        25,973,660
   Program amortization
     expense                       1,600,930              -        2,400,000        33,452,252
   Corporate expenses                400,000         204,333       1,078,523         4,482,364
   Depreciation                    1,930,747         (91,281)        368,544        11,523,526
   Amortization of intangi-
     ble assets                    2,463,069         378,430       6,971,924        27,649,173
                                  ----------        --------      ----------       -----------
          Total operating
             costs                15,513,381       4,212,687      27,863,978       165,121,665
                                  ----------       ---------      ----------       -----------
          Operating income
             (loss)                3,811,400         808,252          38,709        23,068,479
                                  ----------        --------         -------       -----------
Other income (expense):
   Interest expense                       -               -               -        (33,087,633)
   Amortization of de-
     ferred financing
     costs and debt
     discount                             -               -               -         (1,434,904)
   Interest income                        -               -           13,540         1,715,104
   Other       -                          -               -          (22,616)
          ----------                     ---             ---        --------
                                     (50,408)             -           13,540       (32,830,049)
                                    --------             ---         -------       -----------
          Net earnings
             (loss)                3,760,992         808,252          52,249        (9,761,570)
                                  ==========        ========         =======       ===========

Note: Interest   expense   related  to  the   financing  of  the   Partnership's
      acquisitions and working capital needs, organization costs of the Partnerships, the acquisition of Twin Peaks, and deferred compensation expense are included in KDNL-TV.


See accompanying independent auditors' report.

                               INDEX TO EXHIBITS



EXHIBITS                      DESCRIPTION

10.70 Asset Purchase Agreement dated April 10, 1996 is by and between KRRP, and Inc. and Sinclair Broadcast Group, Inc.